Exhibit 99.T3C

EGALET CORPORATION,

as Issuer,

the Guarantors party hereto as of the date hereof

and any Guarantor that becomes party hereto pursuant to Section 4.10 hereof

13% Senior Secured Notes due 2024

INDENTURE

Dated as of [     ], 2019

[•],

as Trustee and as Collateral Agent

i

(continued)

(continued)

(continued)

(continued)

Appendix A	-	Provisions Relating to Securities	A-1

EXHIBIT INDEX

v

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.09
(b)	7..09
(c)	N.A.
311(a)	7.10
(b)	7.10
(c)	N.A.
312(a)	2.06
(b)	12.01; 12.18
(c)	12.01; 12.18
313(a)	7.11
(b)(1)	7.11
(b)(2)	7.06; 7.11
(c)	7.05; 7.11; 12.01
(d)	7.11
314(a)	4.02
(b)	11.05
(c)(1)	12.02
(c)(2)	12.02
(c)(3)	N.A.
(d)	11.05
(e)	12.02
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.01
(c)	7.01
(d)	7.01
(e)	6.11
316(a)	N.A.
(b)	6.07
(c)	2.12, 9.03
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	12.17
(b)	N.A.
(c)	12.17

N.A. means not applicable and expressly excluded from this Indenture.

* This Cross-Reference Table is not part of the Indenture.

INDENTURE dated as of [     ], 2019 among Egalet Corporation, a Delaware corporation with an address at 600 Lee Road, Suite 100, Wayne, Pennsylvania 19087 (the “Issuer”), the Guarantors party hereto as of the date hereof, any other Guarantor that becomes party hereto pursuant to Section 4.10, and [•], as trustee (as more fully defined in Section 1.01, the “Trustee”) and as collateral agent (as more fully defined in Section 1.01, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s 13% Senior Secured Notes due 2024 (as more fully defined in Section 1.01, the “Securities”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                              Definitions.

“ABL Collateral” means all or any of the following assets and properties owned as of the Issue Date, or at any time thereafter acquired, by the Issuer or any Restricted Subsidiary: (a) all Inventory; (b) all Accounts arising from the sale of Inventory or the provision of services; (c) to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments, (iv) Documents, (v) Payment Intangibles (including tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment (or any other Notes Collateral) and (vi) Supporting Obligations; (d) collection accounts and Deposit Accounts, including any Lockbox Account, and any cash or other assets in any such accounts constituting Proceeds of clause (a) or (b) (excluding identifiable cash proceeds in respect of Notes Collateral, including proceeds from the sale of the Securities or any cash, checks or other property held therein or credited thereto in respect of Notes Collateral); (e) all Indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory; (f) all books and records related to the foregoing; and (g) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of the Issuer or any Restricted Subsidiary or the provision of services by the Issuer or any Restricted Subsidiary and business interruption insurance; provided, however, that proceeds of ABL Collateral described in clause (c) above shall not constitute ABL Collateral unless such proceeds would otherwise constitute ABL Collateral in any of the foregoing clauses (a) through (f). All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

“ABL Intercreditor Agreement” means any intercreditor agreement, substantially in the form of Exhibit D attached hereto, among the holders of First Priority Lien Obligations or their Representative(s), the Trustee and/or the Collateral Agent, the Issuer and each Guarantor that may be party thereto from time to time, as it may be amended from time to time in accordance with this Indenture.

“Accredited Investors” means “accredited investors” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Indebtedness Agent” means the Representative(s) of the holders of the Additional Indebtedness Obligations to the extent designated as such in a Customary Intercreditor Agreement.

“Additional Indebtedness Obligations” means all secured Indebtedness and other obligations incurred pursuant to Section 4.03(b)(xxvii).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Percentage” means, with respect to any Payment Date, 15%.

“Applicable Premium” means, with respect to any Security (or portion thereof) to be redeemed on any redemption date, the greater of (x) 1.0% of the amount of principal of such Security to be redeemed and (y) the amount, if any, by which (a) the present value at such redemption date of (i) the redemption price of the amount of principal of such Security to be redeemed on [     ], 2020(1) (as stated in the table immediately following the second paragraph under Paragraph 5 of the form of Security set forth in Exhibit A hereto) plus (ii) all required interest payments due on the amount of principal of such Security to be redeemed through [     ], 2020 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate in respect of such redemption date plus 100 basis points, exceeds (b) the amount of principal of such Security to be redeemed.    The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“ARYMO ER™” means the product referred to as ARYMO ER™ (whether marketed under such name or any other name).

(1)  To be the one year anniversary of the issue date.

“ARYMO ER™ Product” means (a) ARYMO ER™ and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Asset Sale” means:

(1)                                 the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”); or

(2)                                 the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law or any Preferred Stock or Disqualified Stock of a Restricted Subsidiary of the Issuer issued in compliance with Section 4.03 hereof) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)                                 a disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn out assets, property or equipment in the ordinary course of business (including the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Issuer, no longer economically practicable or commercially reasonable to maintain or useful in any material respect, taken as a whole, in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole), (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(b)                                 the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)                                  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d)                                 any disposition of assets or issuance or sale of Equity Interests of the Issuer or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $500,000;

(e)                                  any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer (or to an entity that contemporaneously therewith becomes a Restricted Subsidiary);

(f)                                except in connection with an Intellectual Property Sale, any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer, which in the event of an exchange of assets with a Fair Market Value in excess of (A) $500,000 shall be evidenced by an Officers’ Certificate and (B) $1,000,000 shall be set forth in a resolution approved by a majority of the Board of Directors of the Issuer, evidenced by an Officers’ Certificate certifying as to such approval;

(g)                                  foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h)                                 [reserved];

(i)                                     the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)                                    (i)  any non-exclusive, incidental license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property (other than Intellectual Property Licenses, Co-Promotion Arrangements and, for the avoidance of doubt, arrangements that are exclusive with respect to a geographic territory or indication) that, at the time such non-exclusive or incidental license, collaboration agreement, strategic alliance or similar arrangement is entered into, in the judgment of the Issuer, does not materially and adversely affect the business or condition (financial or otherwise) of the Issuer and any of its Restricted Subsidiaries, taken as a whole, and (ii) any Intellectual Property Licenses or Co-Promotion Arrangements, so long as any net cash proceeds from such Intellectual Property Licenses and Co-Promotion Arrangements are treated as Net Proceeds of an Asset Sale under Section 4.06;

(k)                                 a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) to or by a Receivables Subsidiary in a Qualified Receivables Financing;

(l)                                     any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind;

(m)                             in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in each case, other than Intellectual Property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Issuer;

(n)                                 any financing transaction with respect to property built or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including any Sale/Leaseback Transaction or asset securitization, permitted by this Indenture, so long as any net cash proceeds from such financing, Sale/Leaseback Transaction or asset securitization (other than a financing, Sale/Leaseback Transaction or asset securitization entered into within 180 days of the acquisition of such property) are treated as Net Proceeds of an Asset Sale under Section 4.06;

(o)                                 the incurrence of Permitted Liens;

(p)                                 any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)                                 dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(r)                                    voluntary terminations, transitions, sales or other dispositions of Hedging Obligations; and

(s)                                   the transfer, sale or other disposition resulting from any involuntary loss of title, involuntary loss or damage to or destruction of, or any condemnation or other taking of, any property or assets of the Issuer or any Restricted Subsidiary.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of October 30, 2018, among Iroko Pharmaceuticals, Inc., Egalet US Inc. and the Issuer.

“Associated Funds” means, with respect to any Person, any funds managed by such Person or under common management with such Person.

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the date of the Plan of Reorganization but, with respect to amendments to the Bankruptcy Code subsequent to commencement of the Chapter 11 Cases, only to the extent that such amendments were made expressly applicable to bankruptcy cases which were filed as of the enactment of such amendments.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Cases.

“Board of Directors” means, as to any Person, the board of directors, board of managers or similar governing body, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. References in this Indenture to directors (on a Board of Directors) shall also be deemed to refer to managers (on a Board of Managers).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Corporate Trust Office is located.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock or shares;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and membership rights; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

in each case to the extent treated as equity in accordance with GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that in no event shall an operating lease that is classified as such on the Issue Date be deemed to constitute a capital lease or a Capitalized Lease Obligation at any time after the Issue Date.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness”; provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with Section 4.03.

“Cash Equivalents” means:

(1)                                 U.S. Dollars, Canadian dollars, pounds sterling, euros or the national currency of any member state in the European Union (including Danish kroner);

(2)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof, in each case maturing not more than two years from the date of acquisition;

(3)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 (or the U.S. dollar equivalent as of the date of determination) and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) above or (5) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;

(6)                                 readily marketable direct obligations issued by any state of the United States of America or any political subdivision or taxing authority thereof rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(7)                                 Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(8)                                 marketable short-term money market and similar securities rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and in each case maturing within 12 months after the date of creation thereof; and

(9)                                 investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following events:

(i)                                     the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Issuer or its Restricted Subsidiaries;

(ii)                                  the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the issued and outstanding Voting Stock of the Issuer; or

(iii)                               the adoption of a plan relating to the Issuer’s dissolution or liquidation in accordance with the Issuer’s organizational documents.

Notwithstanding the foregoing, the acquisition, directly or indirectly, of 100% of the total voting power of the issued and outstanding Voting Stock of the Issuer by any Person who, immediately after such acquisition, has no material assets other than the Capital Stock of the Issuer or its direct or indirect parent company will not, by itself, constitute a Change of Control.

“Chapter 11 Cases” means the joint chapter 11 case of the Issuer and its affiliated debtors, under Case No. 18-12439 (BLS) in the Bankruptcy Court.

“Co-Promotion Arrangement” means any agreement or arrangement related primarily to the marketing, promoting, distributing, detailing, or commercial selling of, or customer service with respect to, any product (including the Products).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral Agent” means [•], in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement dated as of the date hereof among the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Confidentiality Agreement” means a confidentiality agreement substantially in the form attached to this Indenture as Exhibit G or other form reasonably acceptable to the Issuer.  For the avoidance of doubt, Section 4.1 of the Asset Purchase Agreement shall constitute a Confidentiality Agreement with respect to Iroko and its subsidiaries for purposes hereof and any agreement to be bound by the terms thereof shall constitute a Confidentiality Agreement with respect to any of Iroko’s Permitted Designees and its Permitted Transferees (each as defined in the Asset Purchase Agreement) for purposes hereof.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (i) amortization of original issue discount, (ii) the interest component of Capitalized Lease Obligations, (iii) net payments and receipts (if any) pursuant to interest rate Hedging Obligations, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) non-cash interest expense, (vi) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, and (vii) any expensing of any bridge, commitment or other financing fees); plus

(2)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)                                 commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing that are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4)                                 interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date (the “Consolidated Leverage Calculation Date”), the ratio of (i) Indebtedness (other than Indebtedness of the kind described in clauses 1(c) and 1(e) of the definition of Indebtedness herein) of such Person and its Restricted Subsidiaries as of the Consolidated Leverage Calculation Date less the amount of Cash Equivalents in excess of any Restricted Cash that is stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such Consolidated Leverage Calculation Date, not to exceed $25,000,000, to (ii) EBITDA of such Person for the most recent four full fiscal quarters period ending on the last day of the most recent fiscal quarter for which internal financial statements are available immediately preceding such Consolidated Leverage Calculation Date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the last day of such most recent four full fiscal quarter period but prior to the Consolidated Leverage Calculation Date, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any agreement evidencing Indebtedness as being Incurred on the first day of the applicable four-quarter measurement period, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time;

provided, further, that any Cash Equivalent proceeds received in connection with or as a result of such Incurrence or other transaction for which the Consolidated Leverage Ratio is being calculated shall not be subtracted from Indebtedness for purposes of calculating the Consolidated Leverage Ratio.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case, with respect to a business, a division or an operating unit of a business, as applicable, that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the applicable four-quarter measurement period or subsequent to such measurement period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the applicable four-quarter measurement period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case, with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred on the first day of the applicable four-quarter measurement period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer in accordance with Regulation S-X under the Securities Act. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer in accordance with Regulation S-X under the Securities Act, to reflect operating expense reductions, costs, savings and other operating improvements or synergies reasonably expected to result from the applicable event; provided, that any such expected operating expense reductions, costs, savings, operating improvements or synergies shall be approved by the audit committee of the Board of Directors of the Issuer if in excess of $5,000,000.

For purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent four full fiscal quarter period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Liquidity” means, as of any date, the average, calculated as of the close of business on each of the 30 calendar days preceding (but including) such date, of the sum of (x) the aggregate amount of Cash Equivalents of the Issuer and its Restricted Subsidiaries which is free and clear of all Liens (other than Liens in favor of the Collateral Agent securing the Securities Obligations and Liens permitted by clauses (1), (2), (3), (6), (11), (12), (15), (24) and

(37) of the definition of “Permitted Liens”) plus (y) any amount available to be borrowed, at such time, by the Issuer or its Restricted Subsidiaries under a revolving credit agreement (or similar facility) pursuant to the terms of such agreement, in each case, determined on a consolidated basis.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)                                 any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) shall be excluded;

(2)                                 effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)                                 the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)                                 any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)                                 any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6)                                 any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, and any unrealized gains and losses relating to Hedging Obligations or other derivative instruments shall be excluded;

(7)                                 the Net Income for such period of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)                                 solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not, at the date of determination with respect to such Restricted Payment, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)                                 any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)                          any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights (including any of the foregoing related to terminated employees) shall be excluded;

(11)                          any one-time non-cash compensation charges shall be excluded;

(12)                          accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13)                          (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(14)                          any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Obligations, shall be excluded;

(15)                          solely for the purposes of calculating Restricted Payments, if positive, any permanent difference (but excluding, for the avoidance of doubt, any temporary difference the Issuer reasonably expects to be paid in cash in any future tax period) of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during such period shall be excluded;

(16)                          any non-cash after-tax interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options — Recognition” shall be excluded;

(17)                          to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded;

(18)                          to the extent covered by fees, costs, expenses and losses that are, or (without duplication) are required to be, covered by contractual indemnities, guaranty obligations, purchase price adjustments, insurance policies or other contractual reimbursement obligations of third parties, to the extent actually indemnified or reimbursed or with respect to which Issuer has determined that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is actually indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period of any amount so added back to the extent not so indemnified or reimbursed within such 365 days) shall be excluded; and

(19)                          any net after-tax gains, losses, charges or expenses arising from the implementation of “fresh start” accounting shall be excluded (it being understood that, for the avoidance of doubt, (i) the recognition of costs or expenses, amortization, depreciation or similar amounts from assets or liabilities adjusted in such “fresh start” accounting and (ii) any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation shall, in each case, not be excluded).

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit”.

Notwithstanding the foregoing, “Consolidated Net Income” shall exclude the effects of any issuance of any Permitted Cure Securities.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes of such Person and its Restricted Subsidiaries based on income, profits or capital, including state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)                                 to advance or supply funds:

(a)                                 for the purchase or payment of any such primary obligation; or

(b)                                 to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor and Preferred Stock of any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer after the Issue Date; provided that (1) such cash contributions have not been used to make a Restricted Payment or a Permitted Investment in any Person other than the Issuer or a Guarantor; and (2) such Contribution Indebtedness is Incurred within 180 days after the making of such cash contributions and is designated as Contribution Indebtedness.

“Controlled Foreign Corporation” means a corporation that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Corporate Trust Office” means the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Agreement” means (i) if designated by the Issuer to be included in the definition of “Credit Agreement”, any revolving credit, line of credit or similar agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or instrument or any successor or replacement agreement or agreements or instrument or instruments or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the agreements or instruments referred to in clause (i) remain outstanding, and if designated by the Issuer to be included in the definition of “Credit Agreement”, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Documents” means any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1)                                                 50% of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) from [April 1], 2019(2) to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100% of such deficit); plus

(2)                                                 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue, sale or exercise of Equity Interests of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer); plus

(3)                                                 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount); plus

(4)                                                 the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished); plus

(2)  To be the beginning of the first full fiscal quarter after the Issue Date.

(5)                                                 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date received by the Issuer or any Restricted Subsidiary after the Issue Date from the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b)).

Notwithstanding the foregoing, “Cumulative Credit” shall not include any proceeds of any Permitted Cure Securities.

“Customary Intercreditor Agreement” means in connection with the incurrence of Indebtedness pursuant to Section 4.03(b)(xxvii) that is to be secured by Liens on the Notes Collateral securing such Indebtedness that may rank senior, pari passu with or junior to the Liens on the Notes Collateral securing the Securities Obligations, an intercreditor agreement among the Trustee, the Collateral Agent and the holders of such Indebtedness or their Representative(s) in the form delivered by the Issuer to the Trustee and Collateral Agent providing that, inter alia, the Liens on the Notes Collateral in favor of the Collateral Agent shall be senior, pari passu with or junior to such Liens, as applicable, in favor of such holders or their Representative(s), provided that such intercreditor agreement shall contain customary terms consistent with then prevailing market terms as determined in good faith by the Issuer.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on or promptly following the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)                                 matures (other than an optional redemption by the Issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the Asset Sale and Change of Control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until compliance with the Asset Sale and Change of Control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto));

(2)                                 is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock of such Person; or

(3)                                 is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case, prior to 91 days after the earlier of the then-applicable Stated Maturity of the Securities and the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means any Subsidiary of the Issuer incorporated or organized under the laws of the United States of America or any state or political subdivision of the United States of America.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted (or otherwise not included) in calculating Consolidated Net Income:

(1)                                 Consolidated Taxes; plus

(2)                                 Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3)                                 Consolidated Non-cash Charges; plus

(4)                                 any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful) or repaid on the Issue Date, including (i) such fees, expenses or charges related to the offering of the Securities and the Bank Indebtedness, (ii) any amendment or other modification of the Securities or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(5)                                 business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include the costs related to severance or relocation, facility openings or closures, facility consolidations, retention, contract terminations, project start-up costs, acquisition integration costs and excess pension charges); plus

(6)                                 any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(7)                                 any expenses in connection with earn-out obligations of such Person and its Restricted Subsidiaries for such period; plus

(8)                                 expenses incurred and cash payments made in connection with the settlement of any litigation or claim involving the Issuer or its Restricted Subsidiaries; plus

(9)                                 Consolidated Net Income attributable to, or adding to the losses attributable to, the minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary of such Person, except to the extent of dividends declared or paid with respect to such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties; plus

(10)                          any ordinary course dividend, distribution or any other payment paid in cash and received from any Person in excess of amounts included in clause (7) of the definition of Consolidated Net Income;

less, without duplication,

(11)                          non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

Notwithstanding the foregoing, without duplication, (i) any amounts arising from the implementation of “fresh start” accounting shall be excluded from the calculation of EBITDA (it being understood that, for the avoidance of doubt, (1) the recognition of costs or expenses, amortization, depreciation or similar amounts from assets or liabilities adjusted in such “fresh start” accounting and (2) any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation shall, in each case, shall not be excluded), (ii) any gains, losses, charges or expenses arising from the Emergence Transactions or the Chapter 11 Cases shall be excluded from the calculation of EBITDA and (iii) EBITDA shall exclude the effects of any issuance of any Permitted Cure Securities..

“Egalet-002” means the product candidate referred to on the Issue Date as Egalet-002 (whether marketed under such name or any other name).

“Egalet-002 Product” means (a) Egalet-002 and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Egalet Limited” means Egalet Limited, a limited company organized under the laws of England and Wales.

“Emergence Transactions” means the consummation of the transactions contemplated by the Plan of Reorganization and emergence from Chapter 11 Cases on the Effective Date (as defined in the Plan of Reorganization) including, without limitation, the issuance of the Securities, the consummation of the transactions contemplated by the Asset Purchase Agreement and the payment of any fees and expenses related to any of the foregoing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means (i) any license, contract, permit or agreement of the Issuer or any of the Guarantors, or the property or assets subject thereto, if and only for so long as and to the extent that the grant of a security interest therein under the Security Documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract, permit or agreement (except (x) to the extent the relevant term that would result in such breach, default, abandonment, invalidation or unenforceability is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law or (y) any such license, contract, permit or agreement between the Issuer and any Subsidiary of the Issuer or between Subsidiaries of the Issuer, or the property or assets subject thereto), (ii) any leasehold interest in real property (excluding fixtures), (iii) any asset or property to the extent that the grant of a security interest in such asset or property is prohibited by any applicable law or requires a consent not obtained of any Governmental Authority pursuant to applicable law (except to the extent the law prohibiting such grant or requiring such consent is rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or equivalent statutes of any jurisdiction) or any other applicable law), (iv) any assets or property as to which the Collateral Agent (at the direction of the Holders of a majority in principal amount of the Securities then outstanding) reasonably determines in good faith that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (v) [reserved], (vi) any Equity Interests in or of any Foreign Subsidiary (other than Egalet Limited and any Specified IP Subsidiary) or Domestic Subsidiary that owns (directly or indirectly through one or more disregarded entities) only the Equity Interests of one or more Controlled Foreign Corporations, other than 65% of the total outstanding voting Equity Interests and 100% of the non-voting Equity Interests of (x) any First Tier Controlled Foreign Corporation and (y) any Domestic Subsidiary that owns (directly or indirectly through one or more disregarded entities) only the Equity Interests of one or more Controlled Foreign Corporations to the extent and only for so long as the Issuer determines in good faith that permitting a pledge of 100% of such voting Equity Interests in the case of clause (x) above or clause (y) above would result in material adverse tax consequences for the Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) (it being understood that, in the case of clause (x) above or clause (y) above, if a percentage less than 100% but greater than 65% of such voting Equity Interests may be pledged without any such material adverse tax consequences, then such percentage shall be pledged), (vii) any Equity Interests of any Subsidiary (other than Egalet Limited and any Specified IP Subsidiary) owned by a First Tier Controlled Foreign Corporation or by a lower-tier Foreign Subsidiary to the extent and only for so long as the Issuer determines in good faith that permitting a pledge of 100% of such Equity Interests would result in material adverse tax consequences for the Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) (it being understood that, if a percentage less than 100% but greater than 0% of such Equity Interests may be pledged without any such material adverse tax consequences, then such percentage shall be pledged), (viii) any Equity Interests issued by any minority-owned Investment, so long as no other Person is granted a Lien in respect thereof which secured Indebtedness for borrowed money, (ix) any tax accounts, trust accounts, wage and benefit accounts, fiduciary accounts, zero balance accounts, payroll accounts, withholding tax accounts, pension and pension reserve accounts and employee benefit accounts to the extent funded or maintained in accordance with prudent business practice or as required by law, (x) the OXAYDO® Excluded Assets, (xi) any trademark or service mark applications filed in the United States Patent and Trademark Office on the basis of the intent of the Issuer or any Guarantor to use such trademark or service mark, unless and until evidence of use of such mark acceptable to the United States Patent and Trademark Office has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C., et seq.), to the extent that granting a security interest in such application prior to such filing would adversely affect the validity or enforceability of such trademark application, (xii) any motor vehicle or other equipment that is subject to a certificate of title and (xiii) any fee owned real property with a fair market value less than $1,000,000 individually; provided, that if, following the Issue Date, the Issuer or any Guarantor, in the Issuer’s sole discretion, grants a security interest in any OXAYDO® Excluded Asset to any third-party financing source, such OXAYDO® Excluded Asset shall no longer be deemed an “Excluded Asset” and shall be deemed “After-Acquired Property,” in each case, subject to customary, agreed-upon intercreditor terms with such third-party financing source, such that the Lien on such OXAYDO® Excluded Asset securing the Securities and the Guarantees ranks equally with the Lien on such OXAYDO® Excluded Asset securing such third-party financing.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by the Issuer after the Issue Date from:

(1)           contributions to its common equity capital; and

(2)           the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Fair Market Value” means, at the time of any given transaction, with respect to any asset or property, the price (after taking into account any liabilities related to such asset or property) that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FDA” means the United States Food and Drug Administration or any successor thereto.

“Federal Deposit Insurance Corporation” means the Federal Deposit Insurance Corporation or any successor thereto.

“Financial Officer” of any Person shall mean the Chief Financial Officer (and/or principal financial officer), Chief Accounting Officer (and/or principal accounting officer), Treasurer, Assistant Treasurer or Controller of such Person.

“First Amortization Date” means, with respect to any security, the date specified in such security as the fixed date on which the first payment of principal of such security is due and payable.

“First Lien Agent” means the Representative(s) of the holders of the First Priority Lien Obligations to the extent designated as such in an ABL Intercreditor Agreement.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the

Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services, in each case, owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate or Representative of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services, to the extent that, in the case of each of clause (i), (ii) or (iii), such Indebtedness or other Obligations are secured, in whole or in part, by the ABL Collateral; provided, that First Priority Lien Obligations may not, together with Receivables Financings and any outstanding Indebtedness incurred pursuant to Section 4.03(b)(xxvii), at any time exceed $20,000,000 in aggregate principal amount.

“First Tier Controlled Foreign Corporation” means any First Tier Foreign Subsidiary that is a Controlled Foreign Corporation.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are owned directly by the Issuer or indirectly by the Issuer through one or more Domestic Subsidiaries or disregarded entities for U.S. federal income tax purposes.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect on the Issue Date, other than reports and financial information required to be delivered under Section 4.02, which shall be prepared in accordance with GAAP in effect on the date thereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a guarantee or other provision of credit support (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, including by providing security therefor or by becoming a co-obligor with respect thereto.  The term, “guarantee,” when used as a verb, shall mean to provide a guarantee.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Restricted Subsidiary of the Issuer party to this Indenture on the Issue Date and any other Person that Incurs a Guarantee pursuant to Section 4.10;

provided, however that, upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices or to otherwise manage interest rate risk or currency exchange risk.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and “Incurrence” has a correlative meaning.

“Indebtedness” means, with respect to any Person:

(1)           the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar trade obligation Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and solely to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)           to the extent not otherwise included under clause (1) above and without duplication, any guarantee of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on any such Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)           to the extent not otherwise included under clause (1) above and without duplication, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) any earn-out obligations, contingent consideration, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; (5) deferred compensation; (6) accrued expenses; or (7) obligations in respect of Preferred Stock that is not Disqualified Stock.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease the amount of Indebtedness deemed outstanding for purposes of this Indenture, (so that such outstanding amount differs from the principal amount of such Indebtedness payable at maturity) as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of recognized standing in the United States that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“INDOCIN” means the product referred to as INDOCIN (whether marketed under such name or any other name).

“INDOCIN Product” means (a) INDOCIN and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and proprietary know-how and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); and (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons.

“Intellectual Property Licenses” means the licensing, development or commercialization of all or any substantial portion of the Intellectual Property related to ARYMO ER™, Egalet-002, SPRIX® (ketorolac tromethamine) Nasal Spray or OXAYDO® for commercialization in the United States pursuant to any license, sub-license, collaboration agreement, strategic alliance or similar arrangement; provided, that Intellectual Property Licenses shall not include any Co-Promotion Arrangement or any license incidental to a Co-Promotion Arrangement.

“Intellectual Property Sale” means the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions), other than, for the avoidance of doubt, pursuant to Intellectual Property Licenses or any Co-Promotion Arrangement, of all or any substantial portion of the Intellectual Property and other assets related to ARYMO ER™, Egalet-002, SPRIX® (ketorolac tromethamine) Nasal Spray or OXAYDO® for commercialization in the United States.

“Intercreditor Agreement” means (i) any ABL Intercreditor Agreement and (ii) any Customary Intercreditor Agreement.

“Interim Payments Note” means that certain unsecured promissory note in the aggregate principal amount of $[4,500,000] issued on the Issue Date by the Issuer to [Iroko Pharmaceuticals, Inc.]

“Investment Grade Securities” means:

(1)           securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)           securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3)           investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)           corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. Except as otherwise provided in this Indenture, the outstanding amount of any Investment shall be deemed to be the initial cost of such Investment when made, purchased or acquired (without giving effect to any adjustments for subsequent increases or decreases in value), but giving effect to any repayments, interest, returns, profits, dividends, distributions, proceeds, fees, income and other amounts actually received by the Issuer or any Restricted Subsidiary of the Issuer in respect of such Investment and determined without regard to any write-downs or write-offs of any investments, loans or advances in connection therewith. For purposes of Section 4.04 (including Permitted Investments), “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary ceases to be a Subsidiary (to the extent the Issuer retains an Investment in such Person).

“Iroko” means Iroko Pharmaceuticals Inc.

“Iroko Director” means a director on the Board of Directors of the Issuer designated for nomination by any party to the Stockholder Agreement holding a majority of the outstanding Equity Consideration Shares (as defined in the Stockholder Agreement).

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means [     ], 2019.

“Issuer” has the meaning set forth in the preamble hereof but, for the avoidance of doubt, shall not include any of its Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lockbox Account” means any Deposit Account maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law), into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral. All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code.

“Minimum Liquidity Amount” means, as of any date, an amount equal to the greater of (1) the quotient of (x) the outstanding principal amount of the Securities as of such date divided by (y) 9.5 and (2) $7,500,000.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, the Issuer’s good faith estimate of taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided, that to the extent that any amounts are released from such escrow to the Issuer or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds); provided, that Net Proceeds shall not include (i) any amounts constituting Net Sales, (ii) the proceeds of any sale or other disposition of Intellectual Property to any Specified IP Subsidiary or (iii) the proceeds of any sale or other disposition of Excluded Assets (other than any OXAYDO® Excluded Assets).

“Net Sales” means, with respect to any Product, the gross amount invoiced for sales in the United States of such Product in arm’s length sales by the Issuer, any of its Affiliates or the Issuer’s licensees, sublicensees, assignees, transferees or other commercial partners or co-promoters (or any of their respective Affiliates) to independent, unrelated third parties, less the following deductions from such gross amounts that are actually incurred, allowed, accrued or specifically allocated: (i) credits, price adjustments or allowances for damaged products (to the extent not covered by insurance), defective goods, returns or rejections of such Product; (ii) normal and customary trade, cash and quantity discounts, allowances and credits (other than price discounts granted at the time of invoicing that have been already reflected in the gross amount invoiced); (iii) chargeback payments, rebates and similar allowances (or the equivalent thereof) granted to group purchasing organizations, managed health care organizations, distributors or wholesalers or to federal, state/provincial, local and other governments, including their agencies, or to trade customers (including, without limitation, pharmacy network fees incurred for selling outside of traditional wholesaler arrangements); (iv) any fees paid to any third party logistics providers, wholesalers and distributors (including, without limitation, title model fees incurred in connection with third party logistics provider purchases); (v) any freight, postage, shipping, insurance and other transportation charges incurred by the selling Person in connection with shipping such Product to third party logistics providers, wholesalers and distributors and to customers; (vi) adjustments for billing errors or recalls; (vii) sales, value-added (to the extent not refundable in accordance with applicable law), and excise taxes, tariffs and duties, and other taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48), any fees or taxes imposed on the sale, manufacture or distribution of opioids and other comparable laws), levied on, absorbed, determined or imposed with respect to such sale (but not including taxes assessed against the income derived from such sale); (viii) amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid; (ix) with respect to Net Sales of the SPRIX® Product only, royalties payable by the Issuer or any of its Subsidiaries to independent, unrelated third parties in respect of the SPRIX® Product; (x) with respect to Net Sales of the OXAYDO® Product only, royalties payable by the Issuer or any of its Subsidiaries to independent, unrelated third parties in respect of the OXAYDO® Product; (xi) with respect to Net Sales of the INDOCIN Product only, royalties payable by the Issuer or any of its Subsidiaries to third parties in respect of the INDOCIN Product pursuant to obligations existing on the Issue Date; and (xii) with respect to Net Sales of the TIVORBEX Product, VIVLODEX Product and ZORVOLEX Product only, royalties payable by the Issuer or any of its Subsidiaries to third parties in respect of the TIVORBEX Product, VIVLODEX Product and ZORVOLEX Product pursuant to obligations existing on the Issue Date. Net Sales, as set forth in this definition, shall be calculated applying, in accordance with GAAP, the standard accounting practices the selling Person customarily applies to other branded products sold by it or its Affiliates under similar trade terms and conditions.  For the avoidance of doubt, Net Sales shall not include any amounts constituting Net Proceeds.

“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents. The Notes Collateral does not include the Excluded Assets. The Notes Collateral includes any license described in the last sentence of Section 4.14.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, however, that Obligations with respect to the Securities shall not include fees, expenses or indemnifications in favor of the Trustee, the Collateral Agent or any other third party (other than any Holder).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer (and/or principal executive officer), the Chief Financial Officer (and/or principal financial officer), the Chief Accounting Officer (and/or principal accounting officer), the President, any Executive Vice President, any Senior Vice President, any Vice President, the Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and may be an employee of or counsel to the Issuer or the Trustee.

“OXAYDO®” means the product referred to as OXAYDO® (whether marketed under such name or any other name).

“OXAYDO® Excluded Assets” means the new drug applications, licensed intellectual property rights, other approvals and licenses and clinical and other data, in each case relating to the OXAYDO® Product.

“OXAYDO® Product” means (a) OXAYDO® and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Pari Passu Indebtedness” means:

(1)                                 with respect to the Issuer, the Securities and any Indebtedness that (i) ranks pari passu in right of payment to the Securities and (ii) is secured by Liens on the Notes Collateral that rank pari passu as to Lien priority with the Liens on the Notes Collateral securing the Securities; and

(2)                                 with respect to any Guarantor, its Guarantee and any Indebtedness that (i) ranks pari passu in right of payment with such Guarantor’s Guarantee and (ii) is secured by Liens on the Notes Collateral that rank pari passu as to Lien priority with the Liens on the Notes Collateral securing such Guarantor’s Guarantee.

“Permitted Cure Debt” means any Indebtedness (i) of (a) the Issuer that ranks subordinated in right of payment to the Securities or (b) any Guarantor that that ranks subordinated in right of payment to such Guarantor’s Guarantee, and, in each case reflects the payment subordination terms set forth in Exhibit E to this Indenture, (ii) that is unsecured and (iii) that has no scheduled cash interest or principal payments owing prior to the one year anniversary of the Stated Maturity of the Securities.

“Permitted Cure Securities” shall mean (i) any Equity Interests of the Issuer (other than Disqualified Stock) or (ii) any Permitted Cure Debt, in each case issued pursuant to the Cure Right.

“Permitted Holders” means, at any time, each of (i) Iroko Pharmaceuticals Inc., a business company incorporated in the British Virgin Islands (registered number 1732699), (ii) CR Group L.P. and its Affiliates and Associated Funds, including, without limitation, CRG Servicing LLC, CRG Partners III L.P., CRG Partners III — Parallel Fund “A” L.P., CRG Partners III (Cayman) L.P.,  CRG Partners III (Cayman) LEV AIV I L.P., CRG Partners III (Cayman) UNLEV AIV I, L.P. and CRG Partners III — Parallel Fund “B” (Cayman) L.P., (iii) CI Investments Inc. and its Affiliates and Associated Funds, (iv) Highbridge Capital Management, LLC, and its Affiliates and Associated Funds, (v) Honeywell Capital Management LLC, and its Affiliates and Associated Funds and (vi) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) through (v) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) through (v) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates and funds (or portions of funds) managed by any of the foregoing or under common management with any of the foregoing, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)                                 any Investment in the Issuer or any Restricted Subsidiary; provided that any Notes Collateral may be transferred pursuant to this clause (1) only to a Restricted Subsidiary that is a Guarantor;

(2)                                 any Investment in Cash Equivalents or Investment Grade Securities;

(3)                                 any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer; provided that any Notes Collateral may be transferred pursuant to this clause (3) only to a Restricted Subsidiary that is a Guarantor;

(4)                                 any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5)                                 any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date, if any; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

(6)                                 advances to employees not in excess of $500,000 outstanding at any one time in the aggregate;

(7)                                 any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(8)                              Hedging Obligations permitted under Section 4.03(b)(x);

(9)                              any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed $1,500,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)                          Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $1,500,000 (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)                          loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer, not to exceed $500,000 at any one time outstanding pursuant to this clause (11);

(12)                          Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(13)                          any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (v), (viii)(B), (x), (xiii), (xiv) and (xv) of such Section);

(14)                          Investments consisting of the licensing of Intellectual Property or collaboration agreements, strategic alliances, Co-Promotion Arrangements or similar arrangements in respect of Intellectual Property, in each case, for the development or commercialization of Intellectual Property that, at the time such license, collaboration agreement, strategic alliance, Co-Promotion Arrangement or similar arrangement is entered into, does not materially and adversely affect the Issuer’s business or condition (financial or otherwise) or the value of the Notes Collateral, taken as a whole;

(15)                          guarantees issued in accordance with Sections 4.03 and 4.10, including any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)                          Investments consisting of, or made in order or to finance, purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of Intellectual Property;

(17)                          any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)                          Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19)                          Investments in Restricted Subsidiaries who are not Guarantors not to exceed $2,500,000 at any one time outstanding pursuant to this clause (19);

(20)                          loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in such capacity;

(21)                          (i) lease, utility and other similar deposits, and (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits, in each case, in the ordinary course of business;

(22)                          any redemption or repurchase of the Securities permitted and made in accordance with the terms of this Indenture;

(23)                          Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;

(24)                          guarantees of the Issuer or any Restricted Subsidiary in connection with the provision of credit card payment processing services in the ordinary course of business; and

(25)                          Investments by the Issuer and its Restricted Subsidiaries consisting of deposits, prepayments and other credits to suppliers or landlords, and guaranties of business obligations owed to landlord, suppliers, customers, franchisees and licensees of the Issuer and its Subsidiaries.

In the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (25) above, or is entitled to be Incurred or made pursuant to Section 4.04, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Investment (or any portion thereof) in any manner that complies with such categories above or Section 4.04.  In addition, at the time of Incurrence or making of any Investment, the Issuer will be entitled to divide and classify such Investment in more than one of the categories of Permitted Investments described above or described in Section 4.04.

“Permitted Liens” means, with respect to any Person:

(1)                                 pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such

Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)                                 Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not overdue for more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)                                 Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)                                 Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(v) and Section 4.03(b)(xi));

(5)                                 survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or title defects or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                 (A) Liens on the ABL Collateral securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(i) and First Priority Lien Obligations related thereto, which Liens shall be subject to the ABL Intercreditor Agreement, and (B) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(iv) and Section 4.03(b)(xv) (provided that in the case of Section 4.03(b)(xv) such Lien applies solely to acquired property or assets of the acquired entity, as the case may be);

(7)                                 (A) Liens existing on the Issue Date, (B) Liens securing the Securities (in an aggregate principal amount not to exceed the amount set forth in Section 2.01(a)) or the Guarantees, including Liens arising under or relating to the Security Documents and (C) the Lien securing the Issuer’s and Guarantors’ payment obligations under Section 7.06;

(8)                                 Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a

Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)                                 Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10)                          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Guarantor permitted to be Incurred in accordance with Section 4.03;

(11)                          Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                          leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)                          Liens in favor of the Issuer or any Guarantor;

(16)                          Liens on accounts receivable of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing permitted under Section 4.03(b)(xvi);

(17)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)                          [reserved];

(19)                          (i) Intellectual Property Licenses, (ii) Co-Promotion Arrangements and (iii) any other license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property that, in the case of any such agreement or arrangement entered into after the Issue Date, at the time of such grant, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or the value of the Notes Collateral taken as a whole;

(20)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness (“Refinancing Secured Indebtedness”) secured by any Lien referred to in the foregoing clauses (6)(B) (in the case of Liens to secure any Refinancing Secured Indebtedness under such clause (6)(B), such Liens shall be deemed to have also been incurred under such clause (6)(B), and not this clause (20), for purposes of determining amounts outstanding under such clause (6)(B)), (7), (8) and (9); provided, however, that (w) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus improvements, accessions, proceeds or dividends or distributions in respect thereof), (x) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, (y) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause 7(B) shall, at the election of the Issuer, be secured by and entitled to the benefits of the Security Documents and rank pari passu with the Indebtedness that is refinanced, refunded, extended, renewed or replaced and (z) any Lien securing the Refinancing Indebtedness shall have a priority relative to the Liens securing the Securities and the Guarantees that is not greater than the relative priority of the Lien securing in the Indebtedness that is refinanced, refunded, extended, renewed or replaced;

(21)                          Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)                          judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)                          Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business that do not, individually or in the aggregate, materially impair the value of the Notes Collateral;

(25)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (25) shall not apply to any Liens securing Indebtedness;

(26)                          any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(27)                          Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(28)                          Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed $1,500,000 at any one time outstanding;

(29)                          any interest of title of a lessor under any lease of real or personal property;

(30)                          Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien;

(31)                          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or a Restricted Entity, including rights of offset and set off;

(32)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(33)                          Liens to secure a defeasance trust to the extent such defeasance is otherwise permitted pursuant to the terms of this Indenture;

(34)                          Liens to secure the financing of insurance premiums permitted to be Incurred pursuant to Section 4.03(b)(xx);

(35)                          customary Liens granted in favor or a trustee (including the Trustee) to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Indenture is issued including this Indenture;

(36)                          Liens arising on any real property as a result of eminent domain, condemnation or similar proceedings against such property; and

(37)                          Liens on Notes Collateral of the Issuer or any Guarantor securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(xxvii), which Liens may rank senior, pari passu or junior to Liens thereon securing the Securities Obligations, pursuant to a Customary Intercreditor Agreement).

For purposes of determining compliance with this definition, (a) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more categories of Permitted Liens described above, the Issuer shall, in its sole discretion, classify (or later reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien will be treated as having been incurred pursuant to only one of such clauses.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means the First Amended Joint Chapter 11 Plan of Reorganization of the Issuer and its affiliated debtors, dated December 3, 2018, as amended, for the resolution of outstanding claims and interests in the Chapter 11 Cases, as may be modified in accordance with the Bankruptcy Code, including all exhibits, supplements, appendices and schedules.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Product” means any of (i) the ARYMO ER™ Product, (ii) the Egalet-002 Product, (iii) the SPRIX® Product, (iv) the OXAYDO® Product, (v) the INDOCIN Product, (vi) the TIVORBEX Product, (vii) the VIVLODEX Product and (viii) the ZORVOLEX Product.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)                                 the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)                                 all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)                                 the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Securities or any Refinancing Indebtedness with respect to the Securities shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) Moody’s, (2) S&P or (3) any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable) that engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral relating thereto, and any business or activities incidental or related to such business, and that is designated (as provided below) as a Receivables Subsidiary and:

(a)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (except for a Subsidiary of such Receivables Subsidiary) (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer (except for a Subsidiary of such Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer (except for a Subsidiary of such Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)                                 with which neither the Issuer nor any other Subsidiary of the Issuer (except for a Subsidiary of such Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than as part of the Qualified Receivables Financing) other than on terms that the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)                                  to which neither the Issuer nor any other Subsidiary of the Issuer (except for a Subsidiary of such Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation shall be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Representative” means the trustee(s), agent(s) or representative(s) (if any) for an issue of Indebtedness; provided, however, that if, and for so long as, such Indebtedness lacks such a Representative, then, unless otherwise provided in the document governing such Indebtedness, the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Cash” means Cash Equivalents held by Restricted Subsidiaries that are contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture and secured by such Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Issue Date by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(A) of the definition of “Permitted Liens”.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities” means the Issuer’s 13% Senior Secured Notes due 2024 issued on the Issue Date pursuant to this Indenture and includes, for the avoidance of doubt, the Series A-1 Securities and the Series A-2 Securities.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Obligations” means Obligations in respect of the Securities, this Indenture, the Guarantees and the Security Documents.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests granted by the Issuer and any Guarantor in favor of the Collateral Agent in the Notes Collateral as contemplated by this Indenture.

“Senior Indebtedness” means (1) with respect to the Issuer, any Indebtedness that (i) ranks pari passu in right of payment to the Securities and (ii) is secured by Liens on the Notes Collateral that rank senior as to Lien priority to the Liens on the Notes Collateral securing the Securities pursuant to an Intercreditor Agreement; and (2) with respect to any Guarantor, any Indebtedness that (i) ranks pari passu in right of payment with such Guarantor’s Guarantee and (ii) is secured by Liens on the Notes Collateral that rank senior as to Lien priority to the Liens on the Notes Collateral securing such Guarantor’s Guarantee pursuant to an Intercreditor Agreement.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto.

“Specified IP Subsidiary” means any Subsidiary of the Issuer that directly or indirectly (including by licensing) acquires or holds any of the Intellectual Property rights related to ARYMO ER™, Egalet-002, SPRIX® (ketorolac tromethamine) Nasal Spray or OXAYDO®, in each case, to the extent such Intellectual Property right is directly owned, licensed or otherwise held by the Issuer or any Guarantor on the Issue Date and included in the Notes Collateral on the date of such acquisition.

“SPRIX®” means the product referred to as SPRIX® (ketorolac tromethamine) Nasal Spray (whether marketed under such name or any other name).

“SPRIX® Product” means (a) SPRIX® and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that the Issuer has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, (i) with respect to the Securities, [    ], 2024 and (ii) with respect to any other security, the date specified in the documentation governing such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stockholder Agreement” means the Stockholders’ Agreement, dated as of the date hereof, by and among the Issuer and the Stockholders party thereto from time to time.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer that (i) is unsecured, (ii) ranks subordinated in right of payment to the Securities or (iii) is secured by Liens on Notes Collateral ranking junior to the Liens securing the Securities or (b) with respect to any Guarantor, any Indebtedness of such Guarantor that (i) is unsecured, (ii) ranks subordinated in right of payment to such Guarantor’s Guarantee or (iii) is secured by Liens on Notes Collateral ranking junior to the Liens securing such Guarantor’s Guarantee. For the avoidance of doubt, Subordinated Indebtedness shall be deemed to include any Indebtedness reflecting the payment subordination terms set forth in Exhibit E to this Indenture.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as interpreted and in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended or there is a change in the interpretation after the Issue Date, the term “TIA” shall mean, to the extent required by such amendment or such change in interpretation, the Trust Indenture Act of 1939, as so amended or interpreted.

“TIVORBEX” means the product referred to as TIVORBEX (whether marketed under such name or any other name).

“TIVORBEX Product” means (a) TIVORBEX and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Federal Reserve Statistical Release H.15(519) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to [     ], 2020(3); provided, that if the period from such redemption date to [     ], 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)                                 any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject; and

(2)                                 who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means securities that are:

(3)  To be the one year anniversary of the Issue Date.

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“VIVLODEX” means the product referred to as VIVLODEX (whether marketed under such name or any other name).

“VIVLODEX Product” means (a) VIVLODEX and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products obtained by multiplying (A) the number of years from the date of determination to the date of each remaining scheduled principal payment of such Indebtedness, or redemption or similar payment with respect to such Disqualified Stock, by (B) the amount of each such remaining payment, by (2) the then outstanding aggregate principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by foreign nationals or Subsidiaries not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia) is owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“ZORVOLEX” means the product referred to as ZORVOLEX (whether marketed under such name or any other name).

“ZORVOLEX Product” means (a) ZORVOLEX and (b) any and all product improvements, additional claims, line extensions, dosage changes and alternate delivery systems in respect thereof.

SECTION 1.02.                              Other Definitions.

Term	Defined in Section
“Acceleration”	6.02
“Affiliate Transaction”	4.07(a)
“After-Acquired Property”	4.13
“Bankruptcy Law”	6.01
“Base Currency”	12.14(b)(i)(A)
“Change of Control Offer”	4.08(b)
“Confidential Information”	7.11
“Confidential Parties”	7.11
“Consolidated Leverage Calculation Date”	“Consolidated Leverage Ratio” definition
“covenant defeasance option”	8.01(e)
“Cure Right”	Section 6.14
“custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Event of Default”	6.01
“Global Security”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Increased Amount”	4.11
“Judgment Currency”	12.14(b)(i)(A)
“legal defeasance option”	8.01(e)
“Notes Collateral Asset Sale Offer”	4.06(b)
“Notes Collateral Excess Proceeds”	4.06(b)
“Offer Period”	4.06(d)
“Paying Agent”	2.04(a)
“Payment Date”	Exhibit A
“primary obligations”	“Contingent Obligations” definition
“primary obligor”	“Contingent Obligations” definition
“protected purchaser”	2.08
“QIB”	Appendix A
“rate(s) of exchange”	12.14(d)
“Record Date”	Exhibit A
“Reference Period”	“Cumulative Credit” definition
“Refinancing Indebtedness”	4.03(b)(xiv)
“Refinancing Secured Indebtedness”	“Permitted Liens” definition
“Refunding Capital Stock”	4.04(b)(ii)

Term	Defined in Section
“Registrar”	2.04(a)
“Restricted Payments”	4.04(a)
“Retired Capital Stock”	4.04(b)(ii)
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Security Document Order”	11.09(i)
“Successor Company”	5.01(a)(i)
“Successor Guarantor”	5.01(b)(i)

SECTION 1.03.                                Rules of Construction. Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as defined herein, and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined herein;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including without limitation;

(e)                                  words in the singular include the plural and words in the plural include the singular;

(f)                                   unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)                                  the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(h)                                 “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(i)                                     the words “asset” or “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.                                   Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Securities and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

ARTICLE 2

THE SECURITIES

SECTION 2.01.                                Amount of Securities.

(a)                                 Subject to the terms and conditions set forth in this Section 2.01, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $95,000,000.

(b)                                 On the Issue Date, the Issuer shall issue and deliver, in accordance with this Article 2, Series A-1 Securities in an aggregate principal amount of $50,000,000 and Series A-2 Securities in an aggregate principal amount of $45,000,000.

(c)                                  The Securities shall be issued in two separate series of Securities, as the Series A-1 Securities and the Series A-2 Securities, with separate CUSIP numbers for each series, in each case, in the form attached hereto as Exhibit A.

(d)                                 Except as otherwise specifically provided in this Indenture, the Securities shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.

SECTION 2.02.                                   Form and Dating. Provisions relating to the Securities are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form, without interest coupons, and in minimum denominations of $50,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.03.                                   Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Series A-1 Securities for original issue on the Issue Date in an aggregate principal amount of $50,000,000 and (b) Series A-2 Securities for original issue on the Issue Date in an aggregate principal amount of $45,000,000. Such order shall specify the amount of the Securities to be authenticated, the form in which the Securities are to be authenticated and the date on which the original issue of Securities is to be authenticated.

One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.                              Registrar and Paying Agent.

(a)                                 The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities and as Registrar and Paying Agent with respect to the Definitive Securities.

(b)                                 The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its domestically organized Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar. Upon any Event of Default as described in Section 6.01(e) or Section 6.01(f), the Trustee shall automatically be the Paying Agent.

(c)                                  The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

SECTION 2.05.                                   Paying Agent to Hold Money in Trust. On or prior to each due date of the principal of and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require the Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.                                   Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer shall otherwise comply with TIA Section 312(a). The Issuer shall also maintain a copy of such list of the names and addresses of Holders at its registered office.    Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will automatically serve as the Paying Agent if not otherwise so acting.

SECTION 2.07.                                   Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A and the form of the applicable Security. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge will be made for any registration of transfer or exchange of the Securities, but the Issuer may require payment from the Holder of a sum sufficient to pay all taxes (including transfer taxes), assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08.                                   Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Trustee, the Paying Agent and the Registrar (if the Registrar also serves as the Paying Agent) and of the Issuer to protect the Issuer, each Guarantor, the Paying Agent and the Registrar (if the Trustee is not serving in the role of Paying Agent or Registrar, as the case may be) from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Upon its due issuance, every replacement Security will be an obligation of the Issuer evidencing the same debt, and entitled to the same benefits under this Indenture as the Security surrendered therefor or replaced thereby.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09.                                   Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If the principal amount of any Securities (or portions thereof) is considered paid under Section 4.01 hereof, such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

If, on any redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, has been delivered to a Paying Agent to segregate and hold in trust in accordance with this Indenture, and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.                                   Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities under this Indenture.

SECTION 2.11.                                   Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or cancellation. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. Certification of the destruction of all cancelled Securities shall be delivered to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12.                                   Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly provide or cause to be provided (including, upon the written request of the Issuer, by the Trustee in the name and at the expense of the Issuer) to each affected Holder a written notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The special record date for the payment of such defaulted interest shall not be more than 15 days and shall not be less than 10 days prior to the proposed payment date and shall not be less than 10 days after the receipt by the Trustee of the notice of the proposed payment.

SECTION 2.13.                                   CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Securities and that any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall notify the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14.                                   Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the aggregate principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, waived, approved or taken other action by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 12.04. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate. The Issuer and the Trustee agree that any action of the Holders may be evidenced by the DTC applicable procedures or by such other procedures as the Issuer and Trustee may agree.

SECTION 2.15.                                   Statement to Holders. After the end of each calendar year but not later than the latest date permitted by applicable law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder a statement (for example, a Form 1099 or any other means required by applicable law) prepared by the Trustee containing the interest and original issue discount paid (based solely upon information provided by the Issuer) with respect to the Securities for such calendar year or, in the event such Person was a Holder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as may be (a) required pursuant to the then-applicable regulations under the Code or (b) readily available to the Trustee and that a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

ARTICLE 3

REDEMPTION

SECTION 3.01.                                   Redemption. The Securities may be redeemed by the Issuer at its option, in whole, or from time to time in part, on any Business Day specified by the Issuer, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Security set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02.                                   Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

SECTION 3.03.                                   Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee and the Holders in writing of (i) the Section of this Indenture and the Paragraph of the Security (if any) pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price (if then ascertainable).

The Issuer shall provide written notice to the Trustee provided for in this Section 3.03 at least 30 days (or such shorter period as may be acceptable to the Trustee) but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security. Such notice shall be accompanied by an Officers’ Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to written notice of such redemption being provided to any Holder and shall thereby be void and of no effect.

SECTION 3.04.                                   Selection of Securities to Be Redeemed. In the case of any partial redemption, and if the Securities are Global Securities held by the Depository, the Depository will select the Securities to be redeemed in accordance with its operational arrangements. If the Securities are not Global Securities held by the Depository, selection of the Securities for redemption will be made by the Trustee on a pro rata basis to the extent practicable or such other method the Trustee deems fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or any integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed and the principal amount thereof.

SECTION 3.05.                                   Notice of Optional Redemption.

(a)                                 At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall provide or cause to be provided a written notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i)                                     the redemption date;

(ii)                                  the redemption price (or manner of calculation thereof if not then known) and the amount of accrued and unpaid interest to the redemption date;

(iii)                               the name and address of the Paying Agent;

(iv)                              that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest;

(v)                                 that all outstanding Securities are to be redeemed or, if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi)                              that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)                           the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed;

(viii)                        that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(ix)                              such other matters as the Issuer deems desirable or appropriate.

(b)                                 At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee a notice containing the information required by this Section 3.05 at least five Business Days (unless the Trustee consents to a shorter period) prior to the date such notice is to be provided to Holders and such notice may not be canceled.

SECTION 3.06.                                   Effect of Notice of Redemption. Once written notice of redemption is provided in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Securities registered on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07.                                   Deposit of Redemption Price. With respect to any Securities, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. Upon redemption of any Securities by the Issuer, such redeemed Securities will be cancelled.

SECTION 3.08.                                   Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01.                                   Payment of Securities.

(a)                                 The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture; provided, that, payments with respect to the Series A-2 Securities shall be subject to the setoff rights set forth in paragraph 19 of the Security. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 noon New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and the Issuer shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

(b)                                 On each Payment Date, commencing on May 1, 2019, or on the succeeding Business Day if any such date is not a Business Day and ceasing upon the payment in full of the outstanding principal balance of the Securities, the Issuer shall pay an installment of principal of the Securities in an amount, if positive, equal to (x) the Applicable Percentage of Net Sales of the Products for the two consecutive fiscal quarter period most recently ended prior to such Payment Date minus (y) the amount of interest paid on the Securities on such Payment Date (provided, in the case of the Series A-1 Securities, to the extent that no interest is payable with respect to such Series A-1 Securities on such Payment Date, shall, for the purposes of this calculation only, be equal to the amount of interest that would have been payable on such Payment Date if interest had accrued on such Series A-1 Securities for the whole such preceding six month period at the rate set forth therein for periods commencing on or after May 1, 2020); provided, that if the Applicable Percentage of Net Sales of the Products for such period is greater than the aggregate principal amount of the Securities then outstanding as of such Payment Date, the Issuer shall pay such lesser principal amount that is then outstanding.  The Issuer shall deliver an Officers’ Certificate to the Trustee stating the amount of such principal payment at least 10 days prior to the applicable Payment Date.

SECTION 4.02.                                   Reports and Other Information.

(a)                                 Annual Financials. The Issuer shall deliver to the Trustee, as soon as available, but in any event within 120 days (or such earlier date on which the Issuer is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2018, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by (i) a report and opinion of the Issuer’s independent certified public accounting firm of recognized standing in the United States (which report and opinion shall be prepared in accordance with

GAAP), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with GAAP, and (ii) (if and only if the Issuer is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm) an attestation report of such independent certified public accounting firm as to the Issuer’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified (including, for the avoidance of doubt, in a certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 filed with the Issuer’s Form 10-K under the Exchange Act, if applicable) by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied.

(b)                                 Quarterly Financials. The Issuer shall deliver to the Trustee, as soon as available, but in any event within 60 days (or such earlier date on which the Issuer is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending March 30, 2019, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with GAAP; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor). Such consolidated financial statements shall be certified (including, for the avoidance of doubt, in a certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 filed with the Issuer’s Form 10-Q under the Exchange Act, if applicable) by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 4.02(a), subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, if the Issuer or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Section 4.02(b) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.

(c)                                  Conference Calls.  The Issuer shall also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, for all holders of the Securities to discuss such financial information no later than ten Business Days after the distribution of such information required by clauses (a) or (b) of Section 4.02 and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform holders of the Securities how they can obtain such information, including, without limitation, the applicable password or login information (if applicable).

(d)                                 Compliance with Indenture. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, commencing with respect to the fiscal year ending December 31, 2019, an Officers’ Certificate certifying that to each such Officer’s actual knowledge there is no Default or Event of Default that has occurred and is continuing or, if either such Officer does know of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity.

(e)                                  Information During Event of Default. The Issuer shall deliver to the Trustee and the Holders, promptly, such additional information regarding the business or financial affairs of the Issuer or any of its Subsidiaries, or compliance with the terms of this Indenture, as the Trustee, any Holder or any holder of beneficial interests in the Securities may from time to time reasonably request during the existence of any Event of Default (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract; and provided that the Issuer shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege).

(f)                                   Information Filed with SEC or Exchanges. The Issuer shall deliver to the Trustee, promptly after the same are available, copies of any periodic and other reports, registration statements and other materials filed by the Issuer or any of its Subsidiaries with the SEC, any U.S. securities exchange or any securities exchange in any applicable non-U.S. jurisdiction, and in any case not otherwise required to be delivered to the Trustee pursuant to this Indenture; provided, however, that the Issuer shall be deemed to have made such delivery of such reports or other materials if available for free on the SEC’s EDGAR system (or any successor system adopted by the SEC); provided, further, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor).

(g)                                  Rule 144A Information. So long as the Issuer is not subject to either Section 13 or 15(d) of the Exchange Act, the Issuer shall deliver to the Holders, any holder of beneficial interests in the Securities and any prospective purchaser of the Securities or a beneficial interest therein designated by a Holder or such other Person, promptly upon the request of any such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h)                                 Certification of Amount of Net Sales. At least 10 Days prior to each Payment Date, the Issuer shall deliver to the Trustee an Officers’ Certificate certifying as to the amount of Net Sales of each Product and the Applicable Percentage for the two consecutive fiscal quarter period most recently ended prior to such Payment Date.

(i)                                     Communication of Information. Delivery of information under this Section 4.02 to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including compliance by the Issuer or any of its Subsidiaries with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates or statements delivered to the Trustee pursuant to Section 4.02(c)). Neither the Issuer nor the Guarantors shall be obligated to deliver any confidential reports or other confidential information to any Holder (or any holder of beneficial interests in the Securities) who has not executed, or deemed to have executed, a Confidentiality Agreement in accordance with the terms of this Indenture.  The Issuer shall provide the Trustee with a list of such Holders (or holders of beneficial interests in the Securities) and shall update such list after the execution and delivery to the Issuer of a Confidentiality Agreement by any Person not already party to such a Confidentiality Agreement with the Issuer.  For the avoidance of doubt, no Holder shall be required by the terms of this Indenture to execute a Confidentiality Agreement, provided that the Issuer shall not be obligated to deliver any confidential reports or other confidential information to any such Holder.

(j)                                    Late Filings.  To the extent any information required to be delivered pursuant subsection (a) or (b) above is not delivered within the time periods specified therein and such information is subsequently filed or furnished, as applicable, on the SEC’s EDGAR system (or any successor system adopted by the SEC), the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured unless the Securities have previously been accelerated in accordance with Section 6.02.

(k)                                 Observer Rights. As long as Iroko, its Permitted Designees and its Permitted Transferees (each as defined in the Asset Purchase Agreement) hold any Securities, and to the extent that no Iroko Director that is an Affiliate of Iroko is on the Board of Directors of the Issuer at such time, Iroko or its designated Affiliate (on behalf of itself, its Permitted Designees and its Permitted Transferees) shall have the right to appoint a representative to attend all meetings of the Board of Directors of the Issuer in a non-voting observer capacity and, in this respect, Iroko shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Issuer reserves the right to exclude a Board Observer from access to any material or meeting or portion thereof if necessary to preserve attorney-client privilege between the Issuer and its counsel.

SECTION 4.03.                                   Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)                                 (i) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, in each case if the Consolidated Leverage Ratio of the Issuer does not exceed 3.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which the EBITDA component of the Consolidated Leverage Ratio calculation is being measured.

(b)                                 The limitations set forth in Section 4.03(a) shall not apply to:

(i)                                     the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under a Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time, taken together with the aggregate principal amount of Indebtedness outstanding pursuant to clauses (xvi) and (xxvii), not to exceed $20,000,000 at any one time outstanding;

(ii)                                  the Incurrence by any of the Issuer and the Guarantors of Indebtedness represented by the Securities and the Guarantees;

(iii)                               Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b)) and any Guarantor’s guarantee thereof (whether or not such guarantee existed on the Issue Date) which, for the avoidance of doubt, shall include the Interim Payments Note;

(iv)                              Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, and Disqualified Stock issued by the Issuer or any Restricted Subsidiary, to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv), does not exceed $10,000,000;

(v)                                 Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi)                              Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-out obligations and other contingent consideration), in each case, Incurred or assumed in connection with any acquisition or disposition of any business, any assets or a Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person (other than the Issuer or a Restricted Subsidiary) acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)                           Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the obligations of the Issuer under the Securities; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)                        shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Guarantor that holds such shares of Preferred Stock of a Restricted Subsidiary ceasing to be a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Guarantor) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix)                              Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary of the Issuer; provided, that any such Indebtedness owed by a Guarantor to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Guarantee of the Securities of such Guarantor; provided further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary of the Issuer holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary of the Issuer or any pledge of such Indebtedness constituting a

Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x)                                 Hedging Obligations of the Issuer or any Guarantor that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi)                              obligations (including reimbursement obligations) in respect of letters of credit and bank guarantees, performance, bid, appeal and surety bonds, completion guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, export or import, indemnities, customs, revenue bonds or similar instruments of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(xii)                           Indebtedness or Disqualified Stock of the Issuer or any Guarantor not otherwise permitted under this Indenture in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $10,000,000 at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer, or the Guarantor, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii));

(xiii)                        any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any other Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such other Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Guarantee of any Guarantor, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such Guarantor, as applicable;

(xiv)                       the Incurrence by the Issuer or any Guarantor of Indebtedness or Disqualified Stock of a Guarantor that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock issued as permitted under Section 4.03(a) and clauses (ii), (iii), (iv), (xii), (xiv), (xv), (xix) and (xxi) of this Section 4.03(b) or any Indebtedness or Disqualified Stock Incurred to so refund or refinance such Indebtedness or Disqualified Stock, including any additional Indebtedness or Disqualified Stock Incurred to pay premiums (including tender premiums and paid-in-kind interest), fees, expenses and defeasance costs in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(1)                                 has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced or defeased;

(2)                                 has a Stated Maturity that is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) 91 days following the Stated Maturity of the Securities;

(3)                                 to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior in right of payment to the Securities or a Guarantee, as applicable, such Refinancing Indebtedness is junior in right of payment to the Securities or a Guarantee to the same extent as such Indebtedness being refunded, refinanced or defeased, as applicable, or (b) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock;

(4)                                 is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced or defeased plus premium (including tender premium and paid-in-kind interest), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(5)                                 [reserved]; and

(6)                                 in the case of any Refinancing Indebtedness Incurred to refund, refinance or defease Indebtedness outstanding under clause (iv), (xii), (xix) or (xxi) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xix) or (xxi) of this Section 4.03(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clause (iv), (xii), (xix) or (xxi) of this Section 4.03(b);

(xv)                          Indebtedness or Disqualified Stock of (x) the Issuer or any Restricted Subsidiary incurred to finance an acquisition of any property or assets or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that, in each case, immediately after giving effect to such acquisition or merger, consolidation or amalgamation either:

(1)                                 the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.03(a); or

(2)                                 the Consolidated Leverage Ratio would be less than immediately prior to such acquisition or merger, consolidation or amalgamation;

provided, further, that if, with respect to any Indebtedness incurred under this clause (xv), either (A) the property or assets so acquired are held in a Restricted Subsidiary that is not a Guarantor or (B) the Person so acquired does not become, upon acquisition, a Guarantor, then, in each case, the Issuer and the Guarantors shall not guarantee any such Indebtedness, and such Indebtedness shall have no recourse to any assets or property of the Issuer or the Guarantors;

(xvi)                       Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings), in the aggregate principal amount outstanding at any one time, taken together with the aggregate principal amount of Indebtedness outstanding pursuant to clauses (i) and (xxvii), not to exceed $20,000,000 at any one time outstanding;

(xvii)                    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of receipt by the Issuer or the applicable Restricted Subsidiary of notice of its Incurrence;

(xviii)                 Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to a Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit, to the extent such letter of credit or bank guarantee issued pursuant to such Credit Agreement is otherwise permitted by this Section 4.03;

(xix)                       Contribution Indebtedness;

(xx)                          Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)                       Indebtedness of the Issuer or any Guarantor Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Guarantor in an aggregate principal amount, at any one time outstanding, not to exceed $1,000,000 at the time of Incurrence;

(xxii)                    Indebtedness of the Issuer or any Guarantor issued to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer or any Guarantor, at any one time not to exceed $500,000;

(xxiii)                 the Incurrence by the Issuer or any Guarantor of Subordinated Indebtedness that is unsecured and subordinated in right of payment to the Securities with a Stated Maturity and, if applicable, a First Amortization Date no earlier than 91 days following the Stated Maturity of the Securities;

(xxiv)                Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(xxv)                   Indebtedness of Restricted Subsidiaries that are not Guarantors, at any one time not to exceed $1,000,000 at the time of Incurrence;

(xxvi)                Indebtedness of the Issuer or any Restricted Subsidiary to the extent the net proceeds thereof are substantially concurrently (i) used to purchase all of the Securities pursuant to a Change of Control Offer, a tender offer or pursuant to Section 3.01 or (ii) deposited to defease all of the Securities as described in Article 8; and

(xxvii)             Indebtedness or Disqualified Stock of the Issuer or any Guarantor not otherwise permitted under this Indenture in an aggregate principal amount or liquidation preference, which when taken together with the aggregate principal amount of Indebtedness outstanding pursuant to clauses (i) and (xvi), does not exceed $20,000,000 at any one time outstanding.

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxvi) of this Section 4.03(b) or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that any Indebtedness outstanding under the Credit Agreement on the Issue Date shall be allocated to clause (i) of this Section 4.03(b) and shall not be reallocated.

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, amortization or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the higher U.S. Dollar equivalent), in the case of revolving credit debt. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary of the Issuer may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values following the incurrence of such Indebtedness.

SECTION 4.04.                                   Limitation on Restricted Payments.

(a)                                 The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)                                     declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary), provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii)                                  purchase or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer;

(iii)                               purchase or otherwise acquire or retire for value any Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer;

(iv)                              make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, unless such sinking fund obligation, principal installment or final maturity occurs within one year of the Stated Maturity of the Securities, and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(v)                                 make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment (other than a Restricted Payment under clause (iii) above, for which the following exception shall not be applicable):

(1)                                 no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                 immediately after giving effect to such Restricted Payment on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (v) (to the extent such dividends did not reduce Consolidated Net Income), and (xv) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Section 4.04 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Issuer) of such property at the time such Restricted Payment is made).

(b)                                 The provisions of Section 4.04(a) shall not prohibit:

(i)                                     the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii)                                  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii)                               the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, (x) Equity Interests of the Issuer or any direct or indirect parent of the Issuer (which Equity Interests shall be deemed to be Refunding Capital Stock) or (y) new Indebtedness of the Issuer or a Guarantor that is Incurred in accordance with Section 4.03 so long as, with respect to this clause (y):

(A)                               the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus paid-in-kind interest, plus any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith);

(B)                               such Indebtedness is subordinated in right of payment and as to Lien priority with respect to the Notes Collateral to the Securities or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(C)                               such Indebtedness has a Stated Maturity and, if applicable, a First Amortization Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Securities then outstanding; and

(D)                               such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(iv)                              the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (iv)

do not exceed $750,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year subject to a maximum payment (without giving effect to the following proviso) of $1,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)                               the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall be excluded from the calculation of the Cumulative Credit; plus

(B)                               the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer or any Restricted Subsidiary or the direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v)                                 the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.03;

(vi)                              the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (A) immediately after giving effect to such declaration (and the payment of dividends or distributions) on a pro forma basis, the Issuer would be able to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.03(a) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii)                           [reserved];

(viii)                        payments or distributions to dissenting stockholders or equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01, provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Securities tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(ix)                              other Restricted Payments that are made with Excluded Contributions;

(x)                                 other Restricted Payments in an aggregate amount not to exceed $2,000,000;

(xi)                              [reserved];

(xii)                           the repurchase of Equity Interests deemed to occur upon the exercise or vesting of stock options, warrants or phantom stock, in each case, to the extent such Equity Interest (i) represents all or a portion of the exercise price of those stock options, warrants or phantom stock or (ii) are surrendered in connection with satisfying any federal or state tax obligation incurred in connection with such exercise or vesting;

(xiii)                        purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xiv)                       Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person (including dividends, splits, combinations and business combinations); and

(xv)                          the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Notes Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

provided, that at the time of, and immediately after giving effect to, any Restricted Payment permitted under clauses (iv), (v), (vi), (vii), (x) and (xiv) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                                  To the extent a Restricted Subsidiary is no longer a Subsidiary (to the extent that the Issuer retains an Investment in such Person), all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary which is no longer a Subsidiary shall be deemed to be a Restricted Payment in an amount determined as set forth in the definition of “Investments”. Such event that causes a Restricted Subsidiary to no longer be a Subsidiary shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time.

(d)                                 For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Section 4.04(b) or is entitled to be made pursuant to Section 4.04(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.04.

SECTION 4.05.                                   Dividend and Other Payment Restrictions Affecting Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)                                 (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)                                 make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c)                                  sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)                                 contractual encumbrances or restrictions in effect on the Issue Date;

(2)                                 this Indenture, the Guarantees, the Securities, the Security Documents or the Intercreditor Agreements;

(3)                                 applicable law or any applicable rule, regulation or order;

(4)                                 any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or guarantees utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)                                 contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)                                 documents relating to Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.11, which restrictions are restrictions on the transfer of assets securing such Secured Indebtedness;

(7)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)                                 customary provisions in joint venture agreements, collaboration agreements, intellectual property licenses and other similar agreements entered into in the ordinary course of business;

(9)                                 purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)                          customary provisions contained in contracts, leases, licenses and other similar agreements entered into in the ordinary course of business (including non-assignment provisions);

(11)                          any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided that such restrictions apply only to such Receivables Subsidiary;

(12)                          other Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary that do not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Securities (as determined in good faith by the Issuer), provided that such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Section 4.03;

(13)                          any Permitted Investment (to the extent such encumbrance or restriction was not made in contemplation of such Permitted Investment and were in existence on the date of such Permitted Investment);

(14)                          customary provisions imposed on the transfer of copyrighted or patented materials;

(15)                          contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary;

(16)                          agreements governing other Indebtedness permitted to be incurred under Section 4.03 hereof and any amendments, restatements, modifications, renewals,

supplements, refundings, replacements or refinancings of those agreements; provided, that the restrictions therein either (i) are not materially more restrictive than those contained in agreements governing Indebtedness in effect on the Issue Date, or (ii) are not materially more disadvantageous to Holders of the Securities than is customary in comparable financings (as determined by the Issuer in good faith) and, in the case of (ii), the Issuer determines (in good faith) that such encumbrance or restriction will not affect the Issuer’s ability to make principal or interest payments on the Securities; or

(17)                          any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06.                                   Asset Sales.

(a)                                 The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i)                                     any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities (1) that are by their terms subordinated in right of payment to the Securities or any Guarantee, (2) that are unsecured, (3) that are secured by a Lien on any Notes Collateral ranking junior to the Liens on such Notes Collateral securing the Securities or any Guarantee or (4) that are owed to the Issuer, a Subsidiary or any Affiliate of the foregoing) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(ii)                                  any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received); and

(iii)                               any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $1,000,000 (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b)                                 Within 365 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of (x) the Net Proceeds of any Asset Sale or (y) aggregate cash proceeds in respect of any Co-Promotion Arrangement to the extent such proceeds constitute fixed cash payments not based on the occurrence (or non-occurrence) of any event (other than solely the passage of time) payable under such Co-Promotion Arrangement, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale or such aggregate cash proceeds, at its option:

(i)                                     (A) if the subject assets constitute ABL Collateral that secures First Priority Lien Obligations to permanently repay Indebtedness constituting First Priority Lien Obligations, including Secured Bank Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments thereunder by the amount of such repayment), or (B) if the subject assets are held by a Restricted Subsidiary that is not a Guarantor, to repay Indebtedness of such Restricted Subsidiary or (C) in all other cases, to permanently repay Senior Indebtedness or Pari Passu Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, permanently reduce commitments thereunder by the amount of such repayment) (provided that if the Issuer or any Guarantor shall so reduce Obligations under Pari Passu Indebtedness, the Issuer shall equally and ratably reduce Obligations under the Securities as provided under the optional redemption provisions of Paragraph 5 of the Security or through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof), the pro rata principal amount of Securities, in each case, other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); or

(ii)                                  except with respect to the Net Proceeds of an Intellectual Property Sale (which Net Proceeds, for the avoidance of doubt, will be applied pursuant to the second succeeding paragraph without regard to such 365-day period), to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or, if such Person is a Restricted Subsidiary of the Issuer, in an increase in the percentage ownership of such Person by the Issuer or any Restricted Subsidiary of the Issuer), non-current assets, or non-current property or capital expenditures, in each case (A) used or useful in a Similar Business or (B) that replace the properties and assets that are the subject of such Asset Sale; provided that any such Investment, assets, property or capital expenditures, to the extent acquired with Net Proceeds of an Asset Sale of Notes Collateral, shall be pledged as Notes Collateral (including any assets held by a Person acquired using Net Proceeds, which shall not be ABL Collateral even if such assets or property are of a type that would otherwise be ABL Collateral).

In the case of Section 4.06(b)(ii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Net Proceeds are so applied within 450 days after the receipt of such Net Proceeds. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture; provided, that the Net Proceeds of an Asset Sale of Notes Collateral shall be held in an account that is pledged as Notes Collateral.

Any (I) Net Proceeds from any Asset Sale of Notes Collateral that are not applied as provided and within the time period set forth in the first paragraph of this Section 4.06(b) (including the Net Proceeds of an Intellectual Property Sale) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) and (II) aggregate cash proceeds in respect of any Intellectual Property Licenses to the extent such proceeds constitute fixed cash payments not based on the occurrence (or non-occurrence) of any event (other than solely the passage of time) payable under such Intellectual Property Licenses and (III) aggregate cash proceeds in respect of any Co-Promotion Arrangement to the extent such proceeds constitute fixed cash payments not based on the occurrence (or non-occurrence) of any event (other than solely the passage of time) payable under such Co-Promotion Arrangement, to the extent (in the case of the aggregate of clauses (I), (II) and (III) above) exceeding $10,000,000, but in any event not including the proceeds of any sale of any Intellectual Property to any Specified IP Subsidiary, shall be deemed to constitute “Notes Collateral Excess Proceeds”. Upon receipt by the Issuer or any Guarantor of any Notes Collateral Excess Proceeds, the Issuer shall make an offer to all Holders of Securities (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (a “Notes Collateral Asset Sale Offer”) to purchase the maximum principal amount of Securities (and such Pari Passu Indebtedness) that is at least $1,000 and an integral multiple of $1,000 that may be purchased out of the Notes Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal balance thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such purchase, in accordance with the procedures set forth in this Section 4.06. The Issuer shall commence a Notes Collateral Asset Sale Offer with respect to Notes Collateral Excess Proceeds within ten Business Days after the receipt of any Notes Collateral Excess Proceeds by providing the written notice required pursuant to Section 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Securities (and such Pari Passu Indebtedness) tendered pursuant to a Notes Collateral Asset Sale Offer is less than the Notes Collateral Excess Proceeds, the Issuer may use any remaining Notes Collateral Excess Proceeds for any purpose that is not prohibited by this Indenture (including the uses permitted by Section 4.06(b)(ii)). If the aggregate principal amount of Securities (and such Pari Passu Indebtedness) surrendered by Holders thereof exceeds the amount of Notes Collateral Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 4.06(e). Upon completion of any such Notes Collateral Asset Sale Offer, regardless of whether such Notes Collateral Asset Sale Offer is accepted in whole, in part or not at all, the aggregate amount of proceeds described in clauses (i) and (ii) above that were included in the calculation of the amount of Notes Collateral Excess Proceeds that resulted in such Notes Collateral Asset Sale Offer hereunder shall be automatically reset to zero.

(c)                                  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Notes Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)                                 Not later than the date upon which written notice of a Notes Collateral Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Notes Collateral Excess Proceeds, (ii) the application of the Net Proceeds from the Asset Sales pursuant to which such Notes Collateral Asset Sale Offer is being made and (iii) the compliance of such application with the provisions of Section 4.06(b). On the specified date of purchase, the Issuer shall also deposit with the Trustee or with the Paying Agent (or, if the Issuer or a domestically organized Wholly Owned Restricted Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Notes Collateral Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Notes Collateral Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer, along with a written payment and cancellation order. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price as determined by the Issuer and stated in the written payment and cancellation order. In the event that the Notes Collateral Excess Proceeds delivered by the Issuer to the Trustee are greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period.

(e)                                  Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least five Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Issuer receives not later than two Business Days prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered by the Holder for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Security purchased. If at the end of the Offer Period more Securities (and such Pari Passu Indebtedness, as applicable) are tendered pursuant to a Notes Collateral Asset Sale Offer than the Issuer is required to purchase, and if the Securities are Global Securities held by the Depository, the Depository will select the Securities to be redeemed in accordance with its operational arrangements. If the Securities are not Global Securities held by the Depository, selection of such Securities for purchase shall be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $1,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness, as applicable, shall be made by the representative for such Pari Passu Indebtedness pursuant to the terms of such Pari Passu Indebtedness; provided that any purchase by the Issuer of Pari Passu Indebtedness and Securities tendered pursuant to a Notes Collateral Asset Sale Offer shall otherwise be made on a pro rata basis, as nearly as practicable.

(f)                                   Written notices of a Notes Collateral Asset Sale Offer shall be provided by the Issuer at least 10 but not more than 60 days before the purchase date to each Holder of Securities at such Holder’s registered address with a copy to the Trustee (or electronically pursuant to DTC’s applicable procedures). If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.

SECTION 4.07.                                   Transactions with Affiliates.

(a)                                 The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $500,000, unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,500,000, the Issuer delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction, evidenced by an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)                                 The provisions of Section 4.07(a) shall not apply to the following:

(i)                                     any transaction or series of transactions between or among any of the Issuer and its Restricted Subsidiaries, including any payment to, or sale, lease, transfer or other disposition of any properties or assets to, or purchase of any property or assets from, or any contract, agreement, amendment, understanding, loan, advance or guarantee with, or for the benefit of, any of the Issuer and its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);

(ii)                                  Restricted Payments permitted by Section 4.04;

(iii)                               the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity, contribution and insurance provided on behalf of, officers, directors, employees, agents or consultants of the Issuer or any Restricted Subsidiary;

(iv)                              transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i);

(v)                                 payments, advances or loans (or cancellation of loans) to officers, directors, employees or consultants of the Issuer or any of the Restricted Subsidiaries of the Issuer and employment agreements, stock option plans, consulting agreements, restrictive covenants agreements, expense reimbursement arrangements, indemnification agreements, severance and separation agreements and other similar arrangements with such officers, directors, employees, agents or consultants that, in each case, are entered into in the ordinary course of business (including, in each case, payments pursuant thereto);

(vi)                              any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Securities in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(vii)                           the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders of the Securities in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(viii)                        (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries (as applicable) in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures that are not otherwise prohibited by the terms of this Indenture;

(ix)                              any transaction effected as part of a Qualified Receivables Financing;

(x)                                 the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(xi)                              the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee or director benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xii)                           any contribution to the capital of the Issuer;

(xiii)                        [reserved];

(xiv)                       transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xv)                          [reserved];

(xvi)                       intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Indenture; and

(xvii)                    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business.

SECTION 4.08.                                   Change of Control.

(a)                                 Upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s then outstanding Securities at a purchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase any Securities pursuant to this Section 4.08 in the event that it has exercised (i) its unconditional right to redeem such Securities in accordance with Article 3 or (ii) its legal defeasance option or covenant defeasance option in accordance with Article 8.

(b)                                 Within 30 days following any Change of Control, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Issuer shall provide a written notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i)                                     that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest on the related Payment Date);

(ii)                                  the circumstances and relevant facts and financial information regarding such Change of Control (provided, that the Issuer shall be deemed to have provided such information if it shall have been made available for free within the period specified above for delivery of such notice on the SEC’s EDGAR system (or any successor system adopted by the SEC);

(iii)                               the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such written notice is provided, other than as may be required by law); and

(iv)                              the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities repurchased.

(c)                                  Holders electing to have a Security repurchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least five Business Days prior to the repurchase date. The Holders shall be entitled to withdraw their election if the Issuer receives not later than two Business Days prior to the repurchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security repurchased. Holders whose Securities are repurchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.

(d)                                 On the repurchase date, the Issuer will deposit with the Trustee or the Paying Agent an amount equal to 101% of the principal balance of the Securities to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase in respect of the Securities or portions thereof that have been delivered for repurchase in connection with such Change of Control Offer.  On the repurchase date, all Securities repurchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation in accordance with the terms of this Indenture, and, if deposited by the Issuer in accordance with the preceding sentence, the Trustee shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e)                                  A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)                                   Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g)                                  Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to Section 4.08(f) will have the status of Securities issued and outstanding.

(h)                                 At the time the Issuer delivers Securities to the Trustee that are to be accepted for repurchase, the Issuer shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this

Section 4.08 and confirming whether the Securities will be considered issued but not outstanding, or include orders to cancel the repurchased Securities. A Security shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, provides payment therefor to the surrendering Holder.

(i)                                     Prior to providing written notice to the Holders of any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j)                                    The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(k)                                 In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Securities accept and do not withdraw their acceptance of a Change of Control Offer and the Issuer or a third party purchases all of the Securities held by such Holders, the Issuer will have the right, on not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), and not more than 30 days following the purchase pursuant to such Change of Control Offer, to redeem all of the Securities that remain outstanding following such purchase at a purchase price equal to the Change of Control payment set forth in clause (b)(i) of this Section 4.08 plus, to the extent not included in such Change of Control payment, accrued and unpaid interest, if any, on the Securities that remain outstanding, to such later repurchase date.

SECTION 4.09.                                   Further Instruments and Acts. The Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.10.                                   Future Guarantors. The Issuer shall cause each Restricted Subsidiary (other than any Receivables Subsidiary), within ten Business Days of becoming a Restricted Subsidiary, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Restricted Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture; provided, however, that no Foreign Subsidiary (other than Egalet Limited, any Specified IP Subsidiary and any other Foreign Subsidiary that is a Guarantor) shall be required to become a Guarantor to the extent it would result in material adverse tax consequences for the Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as determined in good faith by the Issuer.

SECTION 4.11.                                   Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist:

(a)                                 any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness or

(b)                                 any Lien on ABL Collateral securing any First Priority Lien Obligation of the Issuer or any Guarantor without effectively providing that the Securities or the applicable Guarantee, as the case may be, shall be secured by a junior security interest (subject to Permitted Liens) upon the assets or property constituting such ABL Collateral for such First Priority Lien Obligations; provided, however, that (i) all such Liens on the ABL Collateral shall be subject to the ABL Intercreditor Agreement.

For purposes of determining compliance with this Section 4.11, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (37) of the definition of “Permitted Liens”, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.11.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

The Liens granted in favor of the Collateral Agent on the Notes Collateral to secure the Obligations in respect of the Securities shall be subordinated to any Lien granted in favor of any third party on such Notes Collateral that is permitted by clause (19) of the definition of “Permitted Liens” (other than such Permitted Liens in favor of the Issuer or any Restricted Subsidiary) and, upon request from the Issuer (which shall be accompanied by an Officers’ Certificate), the Collateral Agent shall take such action as is requested by the Issuer to reflect such subordination (including the entry into non-disturbance and similar agreements) in connection with the licensing of Intellectual Property and any other transactions permitted by such clause (19), such as confirming in writing to any actual or potential licensee and/or counterparty that (i) the Collateral Agent shall not, by enforcing its Lien, or otherwise, disturb or otherwise affect the prior Lien of such licensee and/or counterparty or any other rights of the licensee and/or counterparty under the relevant agreements, (ii) so long as such licensee and/or counterparty is not in breach of or default under its agreements with the Issuer and/or its Subsidiaries, neither the Collateral Agent nor any successor thereto shall assert any rights of the Issuer and/or any Subsidiary to terminate any rights or benefits of the licensee and/or counterparty pursuant to the terms of such agreements, and (iii) upon entry by the Issuer and/or any Subsidiary into any non-exclusive license agreement with respect to such Intellectual Property with the party licensing such Intellectual Property, such non-exclusive licensee shall take its license rights under such license agreement free of the Liens on the Notes Collateral.

The Liens granted in favor of the Collateral Agent on the Notes Collateral to secure the Obligations in respect of the Securities shall also be subordinated to the Permitted Liens set forth in clauses (6)(B), (8), (9), (16) and, if applicable, (37) of the definition of “Permitted Liens” and (as it relates to such clauses) clauses (20) and (30).

If the Issuer or any Guarantor grants a security interest in any OXAYDO® Excluded Asset to any third-party financing source, the Issuer or such Guarantor shall substantially concurrently grant a security interest in such OXAYDO® Excluded Asset to the Collateral Agent to secure the Obligations in respect of the Securities, subject to customary intercreditor terms to be agreed upon.

SECTION 4.12.                                   Maintenance of Office or Agency.

(a)                                 The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be made. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made at the Corporate Trust Office of the Trustee as set forth in Section 12.01.

(b)                                 The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.13.                                   After-Acquired Property. Upon the acquisition by any Issuer or any Guarantor of any assets or property, including Equity Interests issued by any new Subsidiary of the Issuer or any Guarantor (in each case, other than Excluded Assets) (“After-Acquired Property”), the Issuer or such Guarantor shall promptly execute and deliver such mortgages, deeds of trust, security instruments, pledge agreements, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest or other Lien, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to certain limitations, if applicable, including as described under Article 11) added to the Notes Collateral, and shall promptly deliver such Officers’ Certificates and Opinions of Counsel as are customary in secured financing transactions in the relevant jurisdictions or as are reasonably requested by the Trustee or the Collateral Agent (subject to customary assumptions, exceptions and qualifications), and thereupon all provisions of this Indenture relating to the Notes Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect; provided that with respect to the security interest in After-Acquired Property that constitutes ABL Collateral securing First Priority Lien Obligations, such security interest securing the Securities and the Guarantees shall be junior to the security interest in favor of the First Priority Lien Obligations. Notwithstanding the foregoing, if any property or assets of the Issuer or any Guarantor originally deemed to be an Excluded Asset at any point ceases to be an Excluded Asset pursuant to the definition of “Excluded Asset”, all or the applicable portion of such property and assets shall be deemed to be After-Acquired Property and shall be added to the Notes Collateral in accordance with the previous sentence.

SECTION 4.14.                                   Intellectual Property. The Issuer shall, at its sole expense, either directly or by using commercially reasonable efforts to cause any Restricted Subsidiary to do so, take any and all commercially reasonable actions to (a) diligently maintain the Intellectual Property owned or held by the Issuer or any Restricted Subsidiary on the Issue Date and (b) to the extent the Issuer with any Restricted Subsidiary determines such action to be appropriate, diligently defend or assert such Intellectual Property against infringement or interference by any other Persons and against any claims of invalidity or unenforceability by any other Persons (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action for declaratory judgment of non-infringement), in each case, where the failure to so act, prepare, execute, deliver or file would reasonably be expected to have a material adverse effect on the Intellectual Property or the results of operations or financial condition of the Issuer and its Restricted Subsidiaries, in each case, taken as a whole. The Issuer shall not, and shall use its commercially reasonable efforts to cause any Restricted Subsidiary not to, disclaim or abandon, or fail to take any action the Issuer in good faith determines appropriate to prevent the disclaimer or abandonment of, the Intellectual Property, in each case, where such disclaimer, abandonment or failure to take any such action would reasonably be expected to have a material adverse effect on the Intellectual Property or the results of operations or financial condition of the Issuer and its Restricted Subsidiaries, in each case, taken as a whole. Any license of the Intellectual Property rights related to any of the Products (to the extent that such Intellectual Property right is directly owned, licensed or otherwise held by the Issuer or any Guarantor on the Issue Date and included in the Notes Collateral on the date of such license) to the Issuer or any of its Subsidiaries shall only be to the Issuer or a Guarantor.

SECTION 4.15.                                   Line of Business. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, principally engage in any line of business other than those businesses engaged in on the Issue Date and any similar business.

SECTION 4.16.                                   Minimum Liquidity.  The Issuer shall not permit Consolidated Liquidity measured at the end of each fiscal quarter of the Issuer, commencing with the fiscal quarter ending on December 31, 2019, to be less than the Minimum Liquidity Amount.

SECTION 4.17.                                   Existence. Subject to Section 5.01, each of the Issuer and each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence, rights (charter and statutory), license and franchises in accordance with its respective organizational documents (as the same may be amended from time to time); provided that this provision shall not require the Issuer to maintain any right, license or franchise or to preserve the corporate existence of any Restricted Subsidiary, if the Issuer or such Restricted Subsidiary determines in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of its business, taken as a whole.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01.                                   When Issuer May Merge or Transfer Assets.

(a)                                 The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)                                     (x) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and (y) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(ii)                                  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iii)                               immediately after giving pro forma effect to such transaction, as if such transaction had occurred on the first day of the applicable four-quarter measurement period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:

(A)                               the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.03(a); or

(B)                               the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(iv)                              each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(v)                                 the Issuer shall have delivered to the Trustee (A) an Officers’ Certificate and an Opinion or Opinions of Counsel, each stating (to the extent applicable with respect to such Opinion or Opinions of Counsel) stating that such transaction and such supplemental indentures (if any) comply with this Indenture and the obligations of the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents remain obligations of the Successor Company and confirming the necessary actions to continue the perfection and priority of the Collateral Agent’s Lien in the Notes Collateral and of the preservation of its rights therein and (B) an Officers’ Certificate stating that such necessary actions have been taken (together with evidence thereof) promptly and in any event no later than 30 days following such transaction.

The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Securities and the Security Documents. Notwithstanding the foregoing clauses (ii) and (iii) of this Section 5.01(a), any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or substantially all of its properties and assets to the Issuer or to another Restricted Subsidiary. This Article 5 will not apply to a consolidation, amalgamation, merger, conversion, sale, assignment, transfer, lease, conveyance or other disposition of property or assets between or among any of the Issuer and its Restricted Subsidiaries or between or among one or more Restricted Subsidiaries of the Issuer.

(b)                                 Subject to the provisions of Section 10.02(b) (which govern the release of a Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Guarantor), none of the Guarantors shall, and the Issuer shall not permit any Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)                                     either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the jurisdiction of its formation (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and, if applicable, such Guarantors’ Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee or (B) such sale or disposition or consolidation, amalgamation or merger is made to a Person who is not the Issuer or a Restricted Subsidiary and is not in violation of Section 4.06 (in which case such Guarantor shall be released from its Guarantee); and

(ii)                                  the Successor Guarantor (if other than such Guarantor) or the Issuer shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture, such Guarantor’s Guarantee and the Security Documents, and in such event such Guarantor will automatically be released and discharged from its obligations under this Indenture, such Guarantor’s Guarantee and the Security Documents.

Notwithstanding the foregoing, any Guarantor may consolidate, amalgamate, merge with or into or wind up or convert into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any other Guarantor.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.                                   Events of Default. An “Event of Default” occurs if:

(a)                                 there is a default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(b)                                 there is a default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon scheduled payment thereof, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise (including pursuant to Section 4.01(b));

(c)                                  the Issuer or any Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a) or (b) above) and such failure continues for 60 days after the notice specified below;

(d)                                 the Issuer or any Restricted Subsidiary fails to pay any Indebtedness within any applicable grace period after such payment is due and payable (including at final maturity) or otherwise fails to comply with any term, condition, or other provision applicable to such Indebtedness (after giving effect to any cure or grace period) and the result of such failure is the acceleration of such Indebtedness by the holders thereof prior to its stated maturity, in each case, if the total principal amount of such Indebtedness unpaid or accelerated exceeds $2,000,000 or its non-U.S. currency equivalent;

(e)                                  the Issuer or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case;

(ii)                                  consents to the entry of an order for relief against it in an involuntary case;

(iii)                               consents to the appointment of a custodian of it or for any substantial part of its property; or

(iv)                              makes a general assignment for the benefit of its creditors or takes any comparable action under any non-U.S. laws relating to insolvency;

(f)                                   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Issuer or any Restricted Subsidiary of the Issuer in an involuntary case;

(ii)                                  appoints a custodian of the Issuer or any Restricted Subsidiary of the Issuer or for any substantial part of its property; or

(iii)                               orders the winding up or liquidation of the Issuer or any Restricted Subsidiary of the Issuer;

or any similar relief is granted under any non-U.S. laws and the order or decree remains unstayed and in effect for 60 days;

(g)                                  the Issuer or any Restricted Subsidiary fails to pay one or more final judgments entered against the Issuer or such Restricted Subsidiaries to the extent aggregating in excess of $2,000,000 or its non-U.S. currency equivalent (net of any amounts that are covered by enforceable insurance policies or indemnities or payable from any escrow arrangement that is available to the Issuer or such Restricted Subsidiaries for payment of such liabilities), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof;

(h)                                 any representation or warranty made in writing by or on behalf of the Issuer or any Guarantor in connection with the issuance and sale of the Securities or made in writing by or on behalf of the Issuer or any Guarantor in connection with the transactions contemplated by this Indenture and the Security Documents proves to have been false or incorrect in any material respect on the date as of which made (or, if such representation or warranty is given as of a specific time, as of such time);

(i)                                     the Collateral Agent fails to have a perfected security interest in any portion of the Notes Collateral with a value greater than $5,000,000, except (i) as contemplated by this Indenture and the Security Documents or (ii) due to the failure on the part of the Collateral Agent to maintain custody of Notes Collateral within its control;

(j)                                    any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof or by the terms of this Indenture) or any Guarantor denies or disaffirms in writing its obligations under this Indenture or any Guarantee and such Default continues for 10 days;

(k)                                 unless all of the Notes Collateral has been released from the Collateral Agent’s Liens in accordance with the provisions of the Security Documents with respect to the Securities, the Issuer shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions;

(l)                                     the Issuer or any Guarantor fails to comply for 60 days after notice with its obligations contained in the Security Documents, except for a failure that would not be material to the Holders of the Securities and would not materially affect the value of the Notes Collateral taken as a whole; or

(m)                             the Issuer and its Restricted Subsidiaries fail to comply with the covenant contained in Section 4.16 of this Indenture with respect to any fiscal quarter, and such failure to comply is not cured pursuant to Section 6.14 prior to the expiration of the tenth Business Day after the end of the relevant fiscal quarter.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors (or their non-U.S. equivalents). The term “custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (c) or (l) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer (and also the Trustee if given by the Holders) of the Default and the Issuer does not cure such Default within the time specified in clause (c) or (l) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

SECTION 6.02.                                   Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by written notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare the principal of, and the premium, if any, and accrued but unpaid interest on, all Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or 6.01(f) with respect to the Issuer occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders.

If the principal of, premium, if any or accrued and unpaid interest, if any, on the Securities becomes due and payable as provided above (an “Acceleration”) on or after [     ], 2020, the principal of, and the premium, if any, and accrued but unpaid interest on the Securities that becomes due and payable shall equal the optional redemption price in effect on the date of such Acceleration, as if such Acceleration were an optional redemption of the Securities affected thereby on such date of Acceleration. If an Acceleration occurs prior to [     ], 2020, the principal of, and the premium, if any, and accrued but unpaid interest on the Securities that becomes due and payable shall equal the redemption price set forth in Paragraph 5 of the form of Security set forth in Exhibit A hereto in effect on the date of such Acceleration, as if such Acceleration were an optional redemption of the Securities affected thereby on such date of Acceleration. The amounts described in the preceding two sentences are intended to be liquidated damages and not unmatured interest or a penalty.

The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences with respect to all outstanding Securities if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been (or are concurrently with such rescission) cured or waived.

In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (including any acceleration of Securities due to the occurrence of such Event of Default under Section 6.01(d)) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 30 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness with respect to which such Event of Default occurred has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

SECTION 6.03.                                   Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but only at the written direction of Holders of a majority in principal amount of the then outstanding Securities, pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04.                                   Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) an uncured Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected, provided that, with respect to clauses (a) and (b),  the Holders of a majority in principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. When a Default or Event of Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. Any past Default or Event of Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding.

SECTION 6.05.                                   Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.                                   Limitation on Suits.

(a)                                 Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)                                     the Holder gives the Trustee written notice stating that an Event of Default is continuing;

(ii)                                  the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii)                               such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)                              the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)                                 the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.                                   Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                                   Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.06.

SECTION 6.09.                                   Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10.                                   Priorities. If the Trustee collects any money or property pursuant to this Article 6 or any Security Document, the Trustee (after giving effect to Section 5.3 of the Collateral Agreement) shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts then due and payable under Section 7.06;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts then due and payable on the Securities for principal, premium, if any, and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall provide to each Holder and the Issuer a written notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.                                   Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12.                                   Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13.                                   Holder Request. At the written request of the Issuer or any Holder (or any holder of beneficial interests in the Securities that certifies to the Trustee that it is a holder of such beneficial interests), the Trustee shall, as soon as practicable after receipt of such request and at the Issuer’s sole cost and expense, (a) contact each Holder or each other Holder (and each other holder of beneficial interests in the Securities) to request each such other Holder or other Holder (and each such other holder of beneficial interests in the Securities) to provide its written permission to being identified to the Issuer or the requesting Holder (or holder of beneficial interests in the Securities) by the Trustee, to the extent the Trustee has actual knowledge of the identity of such Holder or other Holder (or other holder of beneficial interests in the Securities), including pursuant to Section 4.02(h) and (b) disclose to the Issuer or the requesting Holder (or other holder of beneficial interests in the Securities) the identity of any such Holder or other Holder (and any such other holder of beneficial interests in the Securities) who provides such written permission to the Trustee. The Trustee shall have no liability if it contacts any Person that it believes to be a beneficial holder of the Securities that is not a beneficial holder of the Securities.

SECTION 6.14.                                   Equity Cure.

Notwithstanding anything to the contrary contained in Section 6.01, in the event that the Issuer fails to comply with the requirements of the covenant contained in Section 4.16 with respect to any financial quarter, from the last day of such fiscal quarter until the expiration of the tenth Business Day subsequent to such date, the Issuer shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Issuer (the “Cure Right”), and upon the receipt by the Issuer of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, Consolidated Liquidity shall be recalculated with the Cure Amount being added to the amount of Consolidated Liquidity as of the relevant date of determination, solely for the purpose of measuring the covenant contained in Section 4.16 and not for any other purpose under this Indenture; provided, that a Cure Right shall not be exercised more than three times during the term of this Indenture. If, after giving effect to the adjustments in this Section 6.14, the Issuer shall then be in compliance with the requirements of the covenant contained in Section 4.16, the Issuer shall be deemed to have satisfied the requirements of the covenant contained in Section 4.16 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and any related Default under Section 6.01(m) shall be deemed cured.

ARTICLE 7

TRUSTEE

SECTION 7.01.                                   Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, except with respect to the obligation to exercise rights and remedies following an Event of Default, which right and remedies shall be performed by the Trustee acting solely upon the direction of Holders of a majority in principal amount of the Securities in accordance with Section 6.03 and Section 6.05.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of Section 7.01(b);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01 and the provisions of the TIA.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and, to the extent applicable, to the provisions of the TIA.

SECTION 7.02.                                   Rights of Trustee.

(a)                                 The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f)                                   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 7.06, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(i)                                     The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of a majority in principal amount of the Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)                                    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03.                                   Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. The Trustee and its Affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its Affiliates in the ordinary course of their respective businesses, subject to the TIA. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

SECTION 7.04.                                   Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Securities or any Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 from the Issuer, any Guarantor or any Holder.

SECTION 7.05.                                   Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall provide to each Holder, in the manner and to the extent provided in TIA Section 313(c), written notice of the Default within 30 days after it is actually known to a Trust Officer or written notice referring to this Indenture, describing such

Default or Event of Default and stating that such notice is a “notice of default”, is received by the Trustee in accordance with Section 12.01. Except in the case of a Default in the payment of principal of or premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.                                   Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services, as agreed between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the discharge of this Indenture, the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall have the opportunity to assume the defense of the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the reasonable and documented fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in the reasonable judgment of such indemnified parties’ counsel (including internal counsel), there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction), or with respect to any settlement made without its consent.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, and premium, if any, and interest on, particular Securities.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

The Trustee shall comply with the provisions of the TIA Section 313(b)(2) to the extent applicable.

SECTION 7.07.                                   Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer and the Holders with 30 days written notice.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee with 30 days written notice to the Trustee and the Issuer.  Issuer may remove the Trustee with 30 days written notice to the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.09;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns, is notified that it is to be removed or has notified the Issuer that it wishes to resign, in each case, in accordance with paragraph (b) above, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall, as promptly as practicable, appoint a successor Trustee. Within one year after such notice is received by the recipients thereof (as the case may be), the Holders of a majority in aggregate principal amount of the then outstanding Notes may, by written notice to the then Trustee and the Issuer, appoint a successor Trustee to replace the retiring Trustee or any successor Trustee appointed by the Issuer or the relevant court pursuant to paragraph (d) below (as the case may be).

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee is notified that it is to be removed or has notified the Issuer that it wishes to resign, in each case, in accordance with paragraph (b) above, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes, at the expense of the Issuer, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent and Registrar, as applicable.

SECTION 7.08.                                   Successor Trustee by Merger. If the Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09.                                   Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.10.                                   Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

SECTION 7.11.                                   Reports by Trustee to Holders of the Securities. Within 60 days after each December 31, beginning with the December 31 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall deliver to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its delivery to the Securities of Notes shall be delivered to the Issuer and filed with the SEC and each stock exchange, if any, on which the Securities are listed in accordance with TIA Section 313(d).  The Issuer shall promptly notify the Trustee in writing when, if applicable, the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 7.12.                                   Confidential Information. The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all confidential information (“Confidential Information”) provided to the Trustee by the Issuer or any Subsidiary (or any direct or indirect equityholder of the Issuer or such Subsidiary) or any Holder (or holder of a beneficial interest in the Securities) may be considered to be proprietary and confidential information. The Trustee agrees to take reasonable precautions to keep Confidential Information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any Confidential Information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Securities), as applicable. The Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.11.

The Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, does not have any responsibility whatsoever for any reliance on Confidential Information by the Trustee or by any Person to whom such information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. The Trustee further agrees that it shall not acquire any rights against the Issuer or any of its Subsidiaries or any employee, officer, director, manager, representative or agent of the Issuer or any of its Subsidiaries or any Holder (or any holder of a beneficial interest in the Securities), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

In the event the Trustee is legally compelled to disclose any Confidential Information received hereunder pursuant to any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance (including with respect to the scope); provided, however, that it shall give the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

Each of the Paying Agent and the Registrar agrees to be bound by this Section 7.11 to the same extent as the Trustee.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                   Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(a)                                 either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid by the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year or (c) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Securities to the date of deposit, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b)                                 the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

(c)                                  the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(d)                                 Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 6.07, 7.06 and 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

(e)                                  Subject to Section 8.01(d) and Section 8.02, the Issuer at any time may terminate (i) all its obligations under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.13, 4.14, 4.15 and 4.16 and the operation of Section 4.08, Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(f) (with respect to Restricted Subsidiaries of the Issuer only), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) and 6.01(l) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities and the Security Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e) (to the extent such Section 6.01(e) applies to Restricted Subsidiaries), 6.01(f) (to the extent such Section 6.01(f) applies to Restricted Subsidiaries), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k) or 6.01(l) or because of the failure of the Issuer to comply with Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

SECTION 8.02.                                   Conditions to Defeasance.

(a)                                 The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)                                     the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient, or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii)                                  the Issuer delivers to the Trustee a certificate from a firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii)                               123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(e) or Section 6.01(f) with respect to the Issuer occurs that is continuing at the end of the period;

(iv)                              the deposit does not constitute a default under any other agreement binding on the Issuer;

(v)                                 in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States stating that (1) the Issuer has received from, or there has been published by, the IRS a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of tax counsel of recognized standing in the United States shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(vi)                              in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an opinion of tax counsel of recognized standing in the United States to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii)                           the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b)                                 Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03.                                   Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04.                                   Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 that, in the written opinion of an Independent Financial Advisor delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.                                   Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited with the Trustee pursuant to Section 8.02(a)(i) or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.                                   Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.                                   Without Consent of the Holders. Notwithstanding Section 9.02, the Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this

Indenture, the Securities, the Security Documents or the Intercreditor Agreements, and may waive any provision thereof, without notice to or consent of any Holder:

(i)                                     to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)                                  to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities;

(iii)                               to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and its Guarantee;

(iv)                              to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c);

(v)                                 to add additional Guarantees or to add obligors with respect to the Securities;

(vi)                              to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred herein upon the Issuer;

(vii)                           to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA;

(viii)                        to make any change that does not adversely affect the rights of any Holder;

(ix)                              [reserved];

(x)                                 to add additional assets as Notes Collateral to secure the Securities;

(xi)                              to release a Guarantor in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreements or to release Notes Collateral from the Lien pursuant to this Indenture, the Security Documents and the Intercreditor Agreements when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreements;

(xii)                           to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Securities as permitted under this Indenture, including, without limitation, to facilitate the issuance and administration of the Securities so long as in any such case the interests of the Holder of the Securities are not adversely affected in any material respect; or

(xiii)                        to modify the Security Documents and/or the Intercreditor Agreements (a) to secure additional extensions of credit and add additional secured creditors holding Obligations of the Issuer and the Guarantors so long as the Incurrence of such Obligations and related Liens are not prohibited by the provisions of this Indenture, (b) as provided for in provisions comparable to Section 2.11(b) of the form of ABL Intercreditor Agreement attached hereto as Exhibit D, (c) to add the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party Incurs any Secured Indebtedness in accordance with the terms of this Indenture or to remove the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party ceases to be bound by any and all Obligations with respect to such Indebtedness or (d) to accommodate and implement the Liens contemplated by clause (20)(y) of the definition of “Permitted Liens”.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such modified or amended indenture that affects its own rights, duties or immunities under this Indenture or otherwise.  After an amendment under this Section 9.01 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.                                   With Consent of the Holders.

(a)                                 The Issuer, the Collateral Agent, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities, the Security Documents and the Intercreditor Agreements, and may waive any provision thereof (including the provisions of Section 4.08), with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:

(i)                                     reduce the amount of Securities whose Holders must consent to an amendment;

(ii)                                  reduce the rate of or extend the time for payment of interest on any Security;

(iii)                               reduce the principal of any Security, change the Stated Maturity of any Security (or the due date in respect of the payment of any installment of principal), reduce any percentage set forth in the definition of “Applicable Percentage” or change the definition of “Net Sales” (or any of the capitalized definitions contained therein);

(iv)                              reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(v)                                 make any Security payable in money other than that stated in such Security;

(vi)                              impair the right of any Holder to receive payment of principal of or premium, if any, and interest on such Holder’s Securities on or after the due dates (or the due date in respect of the payment of any installment of principal) therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(vii)                           subordinate the Securities or any Guarantee in right of payment;

(viii)                        make any change in Section 6.04 or the second sentence of this Section 9.02; or

(ix)                              make any change in the provisions in this Indenture or the Intercreditor Agreements dealing with the application of proceeds of Notes Collateral that would disproportionately, adversely affect the non-consenting Holders of the Securities.

Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding or as otherwise provided in the Intercreditor Agreements, no amendment, supplement or waiver may release all or substantially all of the Notes Collateral from the Lien of this Indenture and the Security Documents with respect to the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b)                                 Upon the written request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities in accordance with Section 9.02(a), and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.  After an amendment under this Section 9.02 becomes effective, the Issuer shall provide to the Holders a written notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.           Revocation and Effect of Consents, Waivers and Amended or Supplemented Indenture.

(a)                                 A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent, supplement or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, supplement or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee and (iv) delivery to the Trustee of the Officers’ Certificate and Opinion of Counsel required under Article 12.

(b)                                 The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

(c)                                  Upon the execution of any amended or supplemental indenture pursuant to the provisions hereof, this Indenture and the Securities subject thereto shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04.                                   Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05.                                   Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.06.                                   Additional Voting Terms; Calculation of Principal Amount. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

SECTION 9.07.                                   Compliance with TIA. Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

ARTICLE 10

GUARANTEES

SECTION 10.01.                            Guarantees.

(a)                                 Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally with each other Guarantor, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety on a senior basis, to each Holder, the Trustee, the Collateral Agent and their respective successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or premium, if any, or interest on, the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities, and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

(b)                                 Each Guarantor further agrees that (to the extent permitted by law) the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation. The Guaranteed Obligations of a Guarantor will be secured by security interests (subject to Permitted Liens) in the Notes Collateral owned by such Guarantor to the extent provided for in the Security Documents and as required pursuant to Sections 4.11 and 4.13.

(c)                                  Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(d)                                 Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(e)                                  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(f)                                   Except as expressly set forth in Sections 8.01 and 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, any Security Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g)                                  Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of its Guaranteed Obligations. Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)                                 In furtherance of the foregoing and not in limitation of any other right that any Holder, the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer then due to the Holders, the Trustee and the Collateral Agent in respect of the Guaranteed Obligations.

(i)                                     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(j)                                    Each Guarantor also agrees to pay any and all costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(k)                                 Each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02.                            Limitation on Liability.

(a)                                 Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, can be guaranteed hereby without rendering the Guarantee, as it relates to such Guarantor, void or voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)                                 A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be automatically released from all obligations under this Article 10 upon:

(i)                                     the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) of the applicable Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii)                                  [reserved];

(iii)                               such Guarantor ceasing to guarantee any Indebtedness of the Issuer or a Guarantor that would require it to become a Guarantor pursuant to Section 4.10; or

(iv)                              the Issuer’s exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with Section 8.01 or if the obligations of the Issuer and such Guarantor under this Indenture are discharged in accordance with the terms of this Indenture.

Notwithstanding the foregoing, neither the consent nor the acknowledgement of the Trustee, the Collateral Agent or the Holders (or any of them) shall be necessary to effect any such release.  None of the Trustee, the Issuer or any Guarantor will be required to make a notation on the Securities or any Guarantee to reflect any such release, termination or discharge.  Upon request of the Issuer and delivery by the Issuer to the Trustee of an Officers’ Certificate to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.02(b) has been met, the Trustee will execute any documents reasonably requested by the Issuer or such Guarantor in order to evidence the release of a Guarantor from its obligations under its Guarantee hereunder.

SECTION 10.03.                            Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.                            No Waiver. Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits that any of them may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.                            Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.                            Execution of Supplemental Indenture for Future Guarantors. Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.10 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of Bankruptcy Laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 10.07.                            No Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof. If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Security, the Guarantee shall be valid nevertheless.

ARTICLE 11

SECURITY DOCUMENTS

SECTION 11.01.                            Collateral and Security Documents. The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an Payment Date, at Stated Maturity, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other Guaranteed Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Guaranteed Obligations, subject to the terms of the Intercreditor Agreements (if any). The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Security, appoints [•] as Collateral Agent and consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Notes Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Trustee to enter into the Security Documents and the Intercreditor Agreements and to bind the Holders to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee (if it is not then also appointed and serving as Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the Liens on the Notes Collateral contemplated hereby, by the Security Documents or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuer shall take, and shall cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Issuer and the Guarantors hereunder, a valid and enforceable perfected Lien on all of the Notes Collateral (subject to the terms of the Security Documents and the Intercreditor Agreements), in favor of the Collateral Agent for the benefit of the Trustee and the Holders under the Security Documents.  Notwithstanding anything to the contrary in this Indenture or any other Security Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or other Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or other Liens intended to be created thereby.

SECTION 11.02.                            Release of Collateral.

(a)                                 Subject to Section 11.02(b) and 11.03, the Notes Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or the Intercreditor Agreements or as provided hereby. The Issuer and the Guarantors will be entitled to a release of assets included in the Notes Collateral from the Liens securing the Securities, and the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1)                                 to enable the Issuer or any Restricted Subsidiary to sell, exchange or otherwise dispose of any of the Notes Collateral to any Person other than the Issuer or any Restricted Subsidiary (but excluding any transaction subject to Section 5.01 where the recipient is required to become the obligor on the Securities or a Guarantee) to the extent not prohibited by this Indenture, including Section 4.06;

(2)                                 to release Notes Collateral Excess Proceeds that remain unexpended after the conclusion of a Notes Collateral Asset Sale Offer conducted in accordance with this Indenture;

(3)                                 in the case of a Guarantor that is released from its Guarantee with respect to the Securities in accordance with this Indenture, the release of the property and assets of such Guarantor;

(4)                                 [reserved];

(5)                                 (x)  in respect of the ABL Collateral to the extent any first-priority liens on such ABL Collateral are released by the First Lien Agent in connection with a disposition of ABL Collateral to the extent not prohibited under Section 4.06 (except with respect to any proceeds of such disposition that remain after satisfaction in full of the First Priority Lien Obligations secured by such ABL Collateral) or (y) in accordance with an Intercreditor Agreement;

(6)                                 pursuant to an amendment, supplement or waiver in accordance with Article 9; or

(7)                                 if the Securities have been defeased pursuant to Section 8.01 or if this Indenture is discharged pursuant to Section 8.01.

Notwithstanding the existence of any Event of Default, the junior lien on the ABL Collateral securing the Securities shall terminate and be released automatically to the extent the first-priority liens on the ABL Collateral are released by the First Lien Agent in connection with a sale, transfer or disposition of ABL Collateral that is either not prohibited under this Indenture or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Collateral by the First Lien Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the First Priority Lien Obligations).  Further, to the extent any lien on the Notes Collateral securing the Securities is junior to any lien thereon securing any Additional Indebtedness Obligations pursuant to a Customary Intercreditor Agreement, such junior lien shall terminate and be released automatically to the extent such first-priority liens are released by the Additional Indebtedness Agent in connection with a sale, transfer or disposition of such Notes Collateral that is either not prohibited under this Indenture or occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such Notes Collateral by the Additional Indebtedness Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of such Additional Indebtedness Obligations).

Upon receipt of an Officers’ Certificate certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper (as determined by the Issuer) instruments of termination, satisfaction or release have been prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any

Notes Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements.

(b)                                 At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then also appointed and serving as Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Notes Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreements.

SECTION 11.03.                            Permitted Releases Not To Impair Lien. The release of any Notes Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Notes Collateral or Liens are released pursuant to (x) the applicable Security Documents and the terms of this Article 11 or (y) the Intercreditor Agreements. Each of the Holders acknowledges that a release of Notes Collateral or a Lien in accordance with the terms of the Security Documents and the Intercreditor Agreements and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 11.04.                            Suits To Protect the Collateral. Subject to the provisions of Article 7 and the Intercreditor Agreements, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a)                                 enforce any of the terms of the Security Documents; and

(b)                                 collect and receive any and all amounts payable in respect of the Guaranteed Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Notes Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Notes Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Notes Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.05.                            Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized (a) to receive any funds for the benefit of the Holders distributed under the Security Documents and (b) to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.06.                            Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.07.                            Powers Exercisable by Receiver or Trustee. In case the Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Notes Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08.                            Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with premium, if any, and accrued and unpaid interest on, the Securities and all other Obligations with respect to the Securities under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with premium, if any, and accrued and unpaid interest (including additional interest, if any), are paid, (ii) all the Obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 or (iii) the Issuer shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Notes Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Notes Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably requested by the Issuer to release such Lien as soon as is reasonably practicable.

SECTION 11.09.                            Collateral Agent.

(a)                                 [•] shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Notes Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Notes Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Notes Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Intercreditor Agreements or the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Indenture, in the Intercreditor Agreements and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreements or the Security Documents or shall otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Indenture, the Intercreditor Agreements and the Security Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).

(b)                                 The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreements, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(c)                                  If the Issuer or any Guarantors Incur any obligations in respect of any First Priority Lien Obligations at any time when no intercreditor agreement with respect thereto is in effect or at any time when Indebtedness constituting First Priority Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, the Issuer shall deliver to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so Incurred, and the Trustee and the Collateral Agent shall (and are hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein and perform and observe their obligations thereunder.

(d)                                 The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Notes Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Holders or the Trustee, as applicable. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(e)                                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of a majority in aggregate principal amount of the Securities subject to this Article 11.

(f)                                   No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Notes Collateral, the Collateral Agent shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Notes Collateral or such property of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this Section 11.09(f) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(g)                                  The Collateral Agent shall not be responsible in any manner to any of the Trustee or any Holder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements or for any failure of the Issuer, any Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books or records of the Issuer or the Guarantors.

(h)                                 The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements or the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that, in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Notes Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Notes Collateral.

(i)                                     Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers pursuant to this Section 11.09(i) (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(i) and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such Security Document have been satisfied. The Holders, by their acceptance of the Securities, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(j)                                    The Collateral Agent’s resignation or removal shall be governed by provisions equivalent to Section 7.07(a), Section 7.07(b), Section 7.07(c), Section 7.07(d) and Section 7.07(f).

(k)                                 The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture, and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any Security Document or the Intercreditor Agreements, whether or not expressly stated therein.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01.                            Notices.

(a)                                 Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via overnight courier or via first-class mail addressed as follows:

if to the Issuer or a Guarantor:

Egalet Corporation
600 Lee Road, Suite 100
Wayne, Pennsylvania 19087
Attention: Megan Timmins, SVP & General Counsel
Facsimile: (484) 580-6230

With a copy to:

Dechert LLP
1095 Avenue of the Americas

New York, New York 10036
Attention: David S. Rosenthal, Esq.
Facsimile: (212) 698-0416

if to the Trustee or to the Collateral Agent:

[•]
Attention: [    ]
Facsimile: [•]

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt by the Trustee or the Collateral Agent, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.

(b)                                 Any notice or communication mailed to a Holder shall be mailed, first-class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication to be delivered to a Holder of Global Securities shall be delivered in accordance with the applicable procedures of DTC and shall be sufficiently given to such Holder if so delivered to DTC within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

(c)                                  Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given and provided, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

(d)                                 Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Security) if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with accepted practices or procedures at DTC.

SECTION 12.02.                            Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)                                 an Officers’ Certificate to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03.                            Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a)                                 a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)                                 a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 12.04.                            When Securities Disregarded.  Notwithstanding anything to the contrary in this Indenture, Section 316(a) of the TIA (including the last paragraph thereof) is expressly excluded from this Indenture.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or any Person directly or indirectly controlled by the Issuer or any Guarantor shall be considered as though not outstanding; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.  Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Issuer, any Guarantor or any Person directly or indirectly controlled by the Issuer or any Guarantor.

SECTION 12.05.                            Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.06.                            Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period. If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.07.                            GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. THIS INDENTURE, THE SECURITIES, THE SECURITY DOCUMENTS AND THE INTERCREDITOR AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. The Issuer, the Guarantors, the Trustee and, by its acceptance of a Security, each Holder (and holder of beneficial interests in a Security) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby. To the extent that the Issuer or any Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Issuer or Guarantor, as applicable, irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Holders not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

SECTION 12.08.                            No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09.                            Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10.                            Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.11.                            Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.12.                            Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.13.                            Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.14.                            Currency of Account; Conversion of Currency; Currency Exchange Restrictions.

(a)                                 U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Securities, the Guarantees and this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a Holder (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer or a Guarantor shall only constitute a discharge to the Issuer or any such Guarantor to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Securities, the Issuer and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Section 12.14(b). In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.14, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b)                                 The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

(i)                                     The following apply:

(A)                               If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)                               If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(ii)                                  In the event of the winding-up of the Issuer or any Guarantor at any time while any amount of damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)                                  The obligations contained in subsections (a), (b)(i)(B) and (b)(ii) of this Section 12.14 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)                                 The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

SECTION 12.15.                            Intercreditor Agreement Governs.

(a)                                 The terms of this Indenture are subject to the Intercreditor Agreements. Each Holder, by its acceptance of a Security, (i) consents to the subordination of Liens provided for in the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (iii) authorizes and instructs the Trustee to enter into the Intercreditor Agreements and the Collateral Agent to enter into the Intercreditor Agreements as Noteholder Collateral Agent (as defined therein) and to bind such Holder to the terms thereof, and, in each case, on behalf of such Holder. The foregoing provisions are intended as an inducement to the other lenders to the Issuer or any Guarantors acting as a secured party under the Intercreditor Agreements to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreements. Pursuant to the authorization of each Holder, the Trustee and the Collateral Agent hereby agree to enter into Intercreditor Agreements substantially in the form attached hereto as Exhibit D from time to time upon the request of the Issuer, when accompanied by an Officers’ Certificate and Opinion of Counsel confirming compliance with all conditions precedent set forth herein. To the extent the provisions of this Indenture conflict or are inconsistent with the Intercreditor Agreements, each Holder (by accepting a Security), the Trustee and the Collateral Agent consents and agrees that the Intercreditor Agreements will control.

(b)                                 Notwithstanding anything to the contrary herein, in this Indenture or in any Security Document or any ABL Document (as such term is defined in the ABL Intercreditor Agreement), the Issuer and the Guarantors shall not be required to act or refrain from acting (i) pursuant to this Indenture or any Security Document solely with respect to any ABL First Lien Collateral (as such term is defined in the ABL Intercreditor Agreement) in any manner that would cause a default under any ABL Document, or (ii) pursuant to any ABL Document solely with respect to any Noteholder First Lien Collateral (as such term is defined in the ABL Intercreditor Agreement) in any manner that would cause a default under this Indenture or any Security Document. For avoidance of doubt, and for the purposes of this paragraph only, the terms Security Document and ABL Document do not include the ABL Intercreditor Agreement.

SECTION 12.16.                            Tax Matters.

(a)                                 The Issuer has entered into this Indenture, and the Securities will be issued, with the intention that, for all tax purposes, the Securities will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Holder and beneficial owner of Securities, agree to treat the Securities as indebtedness for all tax purposes.

(b)                                 The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial holder of Securities as a result of any withholding or deduction for, or on account of, any present or future taxes of whatever nature (including income taxes, franchise taxes, withholding taxes, branch profits taxes, taxes on withholdable payments under Sections 1471-1474 of the Code, transfer or recording taxes and fees, stamp and documentary taxes, and excise taxes) imposed on payments in respect of the Securities. Unless otherwise required by applicable law and except to the extent that neither the Issuer nor the Trustee knows or has reason to know that the Person on whose behalf the documentation described in clauses (i) through (iii) below is delivered is not entitled to the exemption from withholding being claimed, if Definitive Securities are issued, so long as a Person shall have delivered to the Issuer (i) a properly completed IRS Form W-9 establishing an exemption from backup withholding, (ii) an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or other applicable IRS form establishing an exemption from withholding under Section 1441 of the Code or Section 1442 of the Code, as applicable, and establishing an exemption on the appropriate IRS form from withholding under Sections 1471 through 1474 of the Code, or (iii) in the case of a Person claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest”, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit F and establishing an exemption on the appropriate IRS form from withholding under Sections 1471 through 1474 of the Code, neither the Issuer nor the Trustee shall withhold taxes on payments of interest made to any such Person. Any such IRS Form W-8BEN or IRS Form W-8BEN-E shall specify whether the Holder or beneficial holder of Securities to whom the form relates is entitled to the benefits of any applicable income tax treaty.

(c)                                  If Definitive Securities are issued, (i) if any withholding tax is imposed on the Issuer’s payment under the Securities to any Holder or beneficial holder of Securities, such tax shall reduce the amount otherwise distributable to such Holder or beneficial holder, as the case may be, (ii) the Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder or beneficial holder of Securities sufficient funds for the payment of any withholding tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such withholding tax in appropriate proceedings and withholding payment of such tax, if permitted by applicable law, pending the outcome of such proceedings) and (iii) the amount of any withholding tax imposed with respect to any Holder or beneficial holder of Securities shall be treated as cash distributed to such Holder or beneficial holder, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a payment under the Securities, the Trustee may (but shall have no obligation to) withhold such amounts in accordance with this Section 12.16. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Securities.

SECTION 12.17.                            TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.18.                            Communications by Holders of Securities with Other Holders of Securities. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.19.                            USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

{Remainder of page intentionally left blank}

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EGALET CORPORATION

By:
Name:
Title:

EGALET US INC.

By:
Name:
Title:

EGALET LIMITED

By:
Name:
Title:

{Signature Page to the Indenture}

[•],
as Trustee

By:
Name:
Title:

[•],
as Collateral Agent

By:
Name:
Title:

{Signature Page to the Indenture}

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1.                                      Definitions.

1.1                               Definitions.

For the purposes of this Appendix A, the following terms shall have the meanings indicated below (and if not defined in this Appendix A, capitalized terms used herein shall have the meaning set forth in this Indenture):

“Accredited Investor” means an “accredited investor” as defined in subclause (1), (2), (3) or (7) of Rule 501 that is not (i) a QIB or (ii) a Person other than a U.S. Person that acquires Securities in reliance on Regulation S.

“Clearstream” means Clearstream Banking, S.A.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Global Securities Legend” means the legend set forth in Section 2.2(f)(ii) herein.

“Global Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that includes the Global Securities Legend. The term “Global Securities” includes Rule 144A Global Securities and Regulation S Global Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Regulation S Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance of such Securities.

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“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities privately placed with QIBs.

“Rule 501” means Rule 501(a) under the Securities Act.

“Rule 506” means Rule 506 under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Definitive Securities” means Definitive Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Securities” means Definitive Securities that are not required to bear, and are not subject to, the Restricted Securities Legend.

“Unrestricted Global Securities” means Global Securities that are not required to bear, and are not subject to, the Restricted Securities Legend.

“U.S. Person” means a “U.S. person” as defined in Regulation S.

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1.2                               Other Definitions.

Term:	Defined in Section:

Agent Members	2.1(b)
Regulation S Global Securities	2.1(b)
Rule 144A Global Securities	2.1(b)

2.                                      The Securities.

2.1                               Form and Dating; Global Securities.

(a)                                 Issuance and Transfers. The Series A-1 Securities issued by the Issuer will be issued pursuant to Section 1145 of the Bankruptcy Code. The Series A-2 Securities issued by the Issuer will be (i) privately placed by the Issuer and (ii) issued initially only to (1) QIBs, (2) Persons other than U.S. Persons in reliance on Regulation S and (3) Accredited Investors. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and Accredited Investors.

(b)                                 Global Securities. (i) Except as provided in clause (c) below, Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”), which shall be registered in the name of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

The Series A-1 Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons and shall be in the form of an Unrestricted Global Security.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held through Euroclear or Clearstream.

The Global Securities shall bear the Global Securities Legend. The Global Securities initially shall (i) be registered in the name of the Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Securities Custodian and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global

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Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

The Registrar shall retain copies of all letters, notices, Confidentiality Agreements and other written communications received pursuant to this Section 2.1 or Section 2.2 herein. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(ii)                                  Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2 herein. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)                               In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to Section 2.1(b)(ii) herein, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv)                              Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 herein shall, except as otherwise provided in Section 2.2 herein, bear the Restricted Securities Legend.

(v)                                 Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2 herein.

(vi)                              The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

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(c)                                  Definitive Securities. To the extent that the purchaser of a Security is an Accredited Investor or otherwise cannot or opts not to hold a beneficial interest in a Global Security, then such Security shall be represented by one or more Definitive Securities.

2.2                               Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b) herein. Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii) herein. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) herein or Section 2.2(g) herein.

(b)                                 Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than to a QIB in reliance on Rule 144A). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i) herein, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the

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requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) herein.

(iii)                               Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) herein and the Registrar receives the following:

(A)                               if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B)                               if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global

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Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)                                 Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c)                                  Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein. A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii) herein or Section 2.1(c) herein.

(d)                                 Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of Definitive Securities for beneficial interests in Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i)                                     Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)                               if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form attached to the applicable Security;

(C)                               if such Transfer Restricted Definitive Security is being transferred to a Person that is not a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)                               if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security; and

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(E)                                if such Transfer Restricted Definitive Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii)                                  Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)                               if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)                               if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii)                               Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the

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applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv)                              Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e)                                  Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e):

(i)                                     Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, a certificate in the form attached to the applicable Security;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, a certificate in the form attached to the applicable Security;

(C)                               if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D)                               if the transfer will be made to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security and a Transferee Letter of Representation in the form of Exhibit B to this Indenture; and

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(E)                                if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii)                                  Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1)                                 if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2)                                 if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv)                              Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other

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Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)                                   Legends.

(i)                                     Each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) or (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR NON-U.S. BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST

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HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

[IF THIS NOTE IS ISSUED WITH AN AMOUNT OF DISCOUNT THAT IS EQUAL TO OR GREATER THAN THE STATUTORILY DEFINED DE MINIMIS AMOUNT, THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO EGALET CORPORATION, 600 LEE ROAD, SUITE 100, WAYNE, PENNSYLVANIA 19087, ATTENTION: GENERAL COUNSEL.](4)

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

(ii)                                  Each Global Security shall bear the following legend:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE

(4)  To be included only for any notes issued with original issue discount.

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& CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

(g)                                  Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)                                 Obligations with Respect to Transfers and Exchanges of Securities.

(i)                                     To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.04 of this Indenture).

(iii)                               Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

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(iv)                              All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i)                                     No Obligation of the Trustee.

(i)                                     The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or any other Person with respect to the accuracy of the records of the Depository or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made to the registered Holders (which shall be the Depository in the case of a Global Security). Except as may be otherwise permitted pursuant to Section 2.14 of the Indenture, the rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, its participants and any beneficial owners.

(ii)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

A-14

EXHIBIT A

{FORM OF SECURITY}

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) or (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR NON-U.S. BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST

HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(D) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

[IF THIS NOTE IS ISSUED WITH AN AMOUNT OF DISCOUNT THAT IS EQUAL TO OR GREATER THAN THE STATUTORILY DEFINED DE MINIMIS AMOUNT, THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS NOTE, YOU SHOULD SUBMIT A WRITTEN REQUEST TO EGALET CORPORATION, 600 LEE ROAD, SUITE 100, WAYNE, PENNSYLVANIA 19087, ATTENTION: GENERAL COUNSEL.](5)

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

{Global Securities Legend}

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

(5)  To be included only for any notes issued with original issue discount.

PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

{FORM OF SECURITY}

No.	$

{Series A-1} {Series A-2} 13% Senior Secured Note due 2024

CUSIP No.
ISIN No.

Egalet Corporation, a Delaware corporation (the “Issuer”), promises to pay to {Cede & Co.}{                }, or its registered assigns, the principal sum {of $                Dollars} {listed on the Schedule of Increases or Decreases in Global Security attached hereto}(6) on or before the Maturity Date, as set forth in this Security.

Payment Dates: May 1 and November 1 (each, a “Payment Date”)

Record Dates: April 15 and October 15 (each, a “Record Date”)

Maturity Date: {[          ], 2024}(7) (the “Maturity Date”)

Additional provisions of this Security are set forth on the following pages of this Security.

(6)  Use the Schedule of Increases or Decreases language if Security is in Global Form.

(7)  To be 5 years from the Issue Date.

IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed.

EGALET CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[•],
as Trustee, certifies that this is
one of the Securities
referred to in the within-mentioned Indenture.

By:
Authorized Signatory

Date:

{Series A-1} {Series A-2} 13% Senior Secured Note due 2024

1.                                      Interest and Payments of Principal

(a)           Egalet Corporation, a Delaware corporation (the “Issuer”), shall pay interest on the outstanding principal amount of this Security at the rate per annum shown above.

(b)           The Issuer shall pay interest semi-annually in arrears on each Payment Date, commencing on {May 1, 2019}(8) {May 1, 2020}(9), or on the succeeding Business Day if any such date is not a Business Day. Interest on the Securities shall accrue on the outstanding principal amount thereof from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from {[    ], 2019}(10) {October 30, 2019}(11) until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(c)           The Securities will mature on {[    ], 2024}.

(d)           This Security is one of a series of Securities.  On each Payment Date, commencing on May 1, 2019, or on the succeeding Business Day if any such date is not a Business Day and ceasing upon the payment in full of the outstanding principal balance of the Securities, the Issuer shall pay an installment of principal of the Securities in an amount, if positive, equal to (x) the Applicable Percentage of Net Sales of the Products for the two consecutive fiscal quarter period most recently ended prior to such Payment Date minus (y) the amount of interest paid on the Securities on such Payment Date (provided, in the case of the Series A-1 Securities, to the extent that no interest is payable with respect to such Series A-1 Securities on such Payment Date, shall, for the purposes of this calculation only, be equal to the amount of interest that would have been payable on such Payment Date if interest had accrued on such Series A-1 Securities for the whole such preceding six month period at the rate set forth therein for periods commencing on or after May 1, 2020); provided, that if the Applicable Percentage of Net Sales of the Products for such period is greater than the aggregate principal amount of the Securities then outstanding as of such Payment Date, the Issuer shall pay such lesser principal amount that is then outstanding.  The Issuer shall deliver an Officers’ Certificate to the Trustee stating the amount of such principal payment at least 10 days prior to the applicable Payment Date.

(8)  For the Series A-2 Securities.

(9)  For the Series A-1 Securities.

(10)  For the Series A-2 Securities, to be the Issue Date.

(11)  For the Series A-1 Securities.

“Applicable Percentage” means, with respect to any Payment Date, 15%.

2.                                      Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) and payments of installments of principal to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the related Payment Date even if Securities are canceled after such Record Date and on or before such Payment Date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments (other than payments of installments of principal). The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. {Payments in respect of the Securities (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.}(12) {The Issuer shall make all payments in respect of the Securities (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).}(13)

3.                                      Paying Agent and Registrar

Initially, [•] (the “Trustee”) will act as Paying Agent and Registrar. The Issuer or any of its domestically organized Wholly Owned Restricted Subsidiaries may act as Paying Agent or Registrar.

4.                                      Indenture

The Issuer issued the Securities under the Indenture dated as of [     ], 2019 (the “Indenture”) among the Issuer, the guarantors that may be party thereto from time to time, the Trustee and the Collateral Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect and interpreted on the date of the Indenture (the “TIA”); provided, however, that in the event the Trust Indenture Act of 1939 is amended or there is a change in the interpretation after the Issue Date, the term “TIA” shall mean, to the extent required by such amendment or such change in interpretation, the Trust Indenture Act of 1939,

(12)                          Include in a Global Security.

(13)                          Include in a Definitive Security.

as so amended and interpreted. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior secured obligations of the Issuer. This Security is one of the Securities referred to in the Indenture. The Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of their property.

To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, irrevocably and unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5.                                      Optional Redemption

The Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, on any Business Day specified by the Issuer prior to [               ], 2020(14), on not less than 30 days’ nor more than 60 days’ prior written notice delivered to the Trustee, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date).

The Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, on any Business Day specified by the Issuer on or after [                ], 2020(15), on not less than 30 days’ nor more than 60 days’ prior written notice delivered to the Trustee, at the following redemption prices (expressed as a percentage of outstanding principal amount of the Securities being redeemed), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date), for the following periods:

(14)  To be the one year anniversary of the Issue Date.

Period	Redemption Price
From and including [ ], 2020 to and including [ ], 2021	103.00%
From and including [ ], 2021 and thereafter	100.00%

“Applicable Premium” means, with respect to any Security (or portion thereof) to be redeemed on any redemption date, the greater of (x) 1.0% of the amount of principal of such Security to be redeemed and (y) the amount, if any, by which (a) the present value at such redemption date of (i) the redemption price of the amount of principal of such Security to be redeemed on [        ], 2020(15) (as stated in the table above) plus (ii) all required interest payments due on the amount of principal of such Security to be redeemed through [         ], 2020(16) (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate in respect of such redemption date plus 100 basis points, exceeds (b) the amount of principal of such Security to be redeemed.    The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Federal Reserve Statistical Release H.15(519) is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to [    ], 2020(16); provided, that if the period from such redemption date to [    ], 2020(16)  is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

In addition, until [    ], 2020(16), the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Securities at a redemption price equal to 113.500% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest Payment Date), with the net cash proceeds of one or more public or private sales of the Issuer’s common stock (other than (1) public offerings with respect to common stock registered on Form S-8, (2) issuances of common stock to any Subsidiary of the Issuer and (3) any issuance of Permitted Cure Securities); provided that at least 65% of the sum of the original aggregate principal amount of Securities issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of such equity offering.

6.                                      Notice of Redemption

Written notice of redemption pursuant to paragraph 5 will be provided at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and

(15)  To be the one year anniversary of the Issue Date.

unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.                                      Sinking Fund

The Securities are not subject to any sinking fund.

8.                                      Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with, and subject to the terms of, Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain Asset Sale events.

9.                                      Security

The Securities will be secured by the Notes Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreements. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Notes Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs each of the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreements, and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.                               Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in minimum denominations of $50,000 and any integral multiple of $1,000 in excess thereof. The registration of transfer of or exchange of Securities shall be done in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.                               Persons Deemed Owners

Subject to Section 2.14 of the Indenture, the registered Holder of this Security shall be treated as the owner of it for all purposes.

12.                               Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and Paying Agent shall have no further liability with respect to such monies.

13.                               Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.                               Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (x) the Indenture, the Securities, any Security Document or any Intercreditor Agreement may be amended with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (voting as a single class) and (y) any past default or compliance with any provisions may be waived with the written consent of the Holders of a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Collateral Agent, the Guarantors and the Trustee may amend the Indenture, the Securities, any Security Document or any Intercreditor Agreement (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Securities; (iii) to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under the Indenture and its Guarantee; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided however that the uncertificated Securities are issued in registered form for purposes of Sections 871(h)(2)(B) and 881(c)(2)(B) of the Code and United States Treasury Regulation Section 5f.103-1(c)); (v) to add additional Guarantees or to add obligors with respect to the Securities; (vi) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred in the Indenture upon the Issuer; (vii) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) [reserved]; (x) to add additional assets as Notes Collateral to secure the Securities; (xi) to release a Guarantor in accordance with the provisions of the Indenture, the Security Documents and the Intercreditor Agreement or to release Notes Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreements when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreements; (xii) to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Securities as permitted under the Indenture, including, without limitation, to facilitate the issuance and administration of the Securities so long as in any such case the interests of the Holder of the Securities are not adversely affected in any material respect; or (xiii) to modify the Security Documents and/or the Intercreditor Agreements (a) to secure additional extensions of credit and add additional secured creditors holding First Priority Lien Obligations so long as the Incurrence of such First Priority Lien Obligations and related Liens are not prohibited by the provisions of the Indenture, (b) as provided for in provisions comparable to Section 2.11(b) of the form of Intercreditor Agreement attached as Exhibit D to the Indenture, (c) to add the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party Incurs any Secured Indebtedness that constitutes First Priority Lien Obligations in accordance with the terms of the Indenture or to remove the Issuer or any Guarantor as a party to any Intercreditor Agreement to the extent such party ceases to be bound by any and all First Priority Lien Obligations or (d) to accommodate and implement the Liens contemplated by clause (20)(y) of the definition of “Permitted Liens”.

15.                               Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities is due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuer occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Securities may rescind any such acceleration with respect to the Securities and its consequences.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder gives the Trustee written notice stating that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with such request during such 60-day period. Subject to certain restrictions set forth in the Indenture, the Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.                               Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.                               No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

18.                               Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on this Security.

19.                               {Right of Set Off

[By accepting and holding this Series A-2 Security (or any beneficial interest in this Security), the Holder of this Series A-2 Security accepts, agrees and acknowledges that (i) all payments required to be made by the Issuer and the Guarantors pursuant to this Series A-2 Security, the Indenture and related Guarantees (including principal, interest and premium, if any) (collectively, “Subject Payments”) are subject in all respects to the setoff and recoupment rights and obligations set forth in Section 6.6 (Right to Set-Off) and Section 6.9 (Recoupment) (collectively, the “Setoff Rights”) of the Asset Purchase Agreement, (ii) the Issuer and the Guarantors are authorized to retain and not distribute any and all Subject Payments to the extent of any unpaid Agreed Amounts or Damages (each as defined in the Asset Purchase Agreement) as are finally resolved pursuant to the terms of the Asset Purchase Agreement or to the extent of any amounts reserved for pending claims as provided pursuant to the Setoff Rights, (iii) it waives its right and entitlement to receive or retain any Subject Payments to the extent such amounts are retained pursuant to validly exercised Setoff Rights (except to the extent of any such amounts that have been reserved for pending claims are subsequently required to be distributed upon the final resolution thereof in accordance with the Asset Purchase Agreement), and (iv) to the extent provided in Section 6.6(a) of the Asset Purchase Agreement, distributions made to the Company within the first eighteen (18) month period following the Closing (as defined in the Asset Purchase Agreement) may be subject to reimbursement. The foregoing Setoff Rights shall expire on the earlier of (x) one Business Day immediately following the Stated Maturity Date of the Securities, and (y) the later to occur of (A) the expiration of Iroko’s indemnification obligations set forth in Section 6.1 (Indemnification by the Company) of the Asset Purchase Agreement, and (B) the resolution and satisfaction in full of any and all indemnification claims properly and timely made pursuant to said Section 6.1 of the Asset Purchase Agreement; provided, that, in the case of clause (x), to the extent at such time there are any pending indemnification claims properly and timely made pursuant to Section 6.1 of the Asset Purchase Agreement, the foregoing Setoff Rights shall not expire until the resolution and satisfaction in full of any and all such indemnification claims.}](16)

20.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.                               Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

22.                               CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices (including notices of redemption) as a convenience to the Holders. No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Security.

(16)  To be included in just the Series A-2 Securities.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                     agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him or her.

Date:	Your Signature:

Sign exactly as your name appears on this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

This certificate relates to $          principal amount of Securities held in (check applicable space)      book-entry or       definitive form by the undersigned.

The undersigned (check one box below):

☐                                                                                                                                    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐                                                                                                                                    has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or a Subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on such Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐

outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period; or

(6)	☐

to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements and, if applicable, an Opinion of Counsel; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on such Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to such Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by such Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

{TO BE ATTACHED TO GLOBAL SECURITIES}

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $              . The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($1,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

{FORM OF}
TRANSFEREE LETTER OF REPRESENTATION

Egalet Corporation
600 Lee Road, Suite 100
Wayne, Pennsylvania 19087
Attention: General Counsel
Facsimile: (484) 580-6230

[•], as trustee (the “Trustee”)
[•]
Attention: [•]
Facsimile: [•]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $       principal amount of the 13% Senior Secured Notes (the “Securities”) of Egalet Corporation (the “Issuer”)

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.                                      We are an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an “accredited investor” for investment purposes at least $50,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able and prepared to bear the economic risk of our or its investment.

2.                                      We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are

B-1

purchasing Securities to offer, sell or otherwise transfer such Securities only (a) to an entity that we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of such Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) to the Issuer or any of its subsidiaries or (d) to an “accredited investor” in the case of each of clauses (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Securities of the resale restrictions set forth above. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of the Issuer was the owner of the Securities (the “Resale Restriction Termination Date”), the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an “accredited investor” and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (b) or (d) above to require the delivery of an Opinion of Counsel, certifications or other information satisfactory to the Issuer and the Trustee.

3.                                      The undersigned has executed and delivered to the Issuer a Notes Transfer Joinder (as defined in the Asset Purchase Agreement).(17)

Dated:

	TRANSFEREE:	,

By:

(17) NTD: Series A-2 Notes only.

B-2

EXHIBIT C

{FORM OF}

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of        , 20   is among {GUARANTOR} (the “New Guarantor”), a subsidiary of Egalet Corporation (the “Issuer”), the Issuer, {the existing guarantors (the “Existing Guarantors”) under the Indenture referred to below,} and [•], as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under such Indenture.

W I T N E S S E T H :

WHEREAS the Issuer {and the Existing Guarantors} {has}{have} heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 31, 2016, providing for the issuance of the Issuer’s 13% Senior Secured Notes (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Section 9.01(v) of the Indenture, the Trustee, the Issuer {and the Existing Guarantors} {is}{are} authorized to execute and deliver this Supplemental Indenture without notice to or consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer{, the Existing Guarantors} and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Agreement to Guarantee. The New Guarantor hereby{, jointly and severally, with each Existing Guarantor,} irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder and to the Trustee and its successors and assigns the Guaranteed Obligations, on the terms and subject to the conditions set forth in Article 10 of the Indenture, and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.                                      Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

4.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

5.                                      Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.                                      Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.                                      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.                                      Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

{NEW GUARANTOR}

By:
Name:
Title:

EGALET CORPORATION

By:
Name:
Title:

{EXISTING GUARANTORS:}

{ANY EXISTING GUARANTORS}

By:
Name:
Title:

[•], AS TRUSTEE

By:
Name:
Title:

[•], AS COLLATERAL AGENT

By:
Name:
Title:

EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

SEE ATTACHED.

D-1

[ATTACH FORM OF INTERCREDITOR AGREEMENT]

EXHIBIT E

PAYMENT SUBORDINATION TERMS

SECTION 1.01. Subordination of Liabilities. {           }(1) (the “Debtor”), for itself, and its successors and assigns, covenants and agrees, and {           }(2) (the “Creditor”) covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the {          }(3) (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of Senior Indebtedness (as defined in Section 1.07 of this Exhibit).

SECTION 1.02. Debtor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

(a) Upon the maturity of any applicable Senior Indebtedness (including interest thereon, premium, if any, or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Exhibit) owing in respect thereof shall first be paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

(b) The Debtor may not, directly or indirectly, make any payment of any Subordinated Indebtedness or acquire any Subordinated Indebtedness for cash or property until all applicable Senior Indebtedness has been paid in full in cash if any default or Event of Default under such Senior Indebtedness is then in existence or would result therefrom. Each Creditor hereby agrees that, so long as any such default or Event of Default exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Indebtedness.

(c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Debtor shall make a payment on account of (or any Creditor receives any payment on account of) the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by such Creditor, in trust for the benefit of, and shall be paid forthwith over and delivered, to the applicable {Agent(s)}(4) for application pro rata to the payment of all such applicable Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all such Senior

(1)  Reference issuer, guarantor, borrower, payor, maker or other obligor/debtor, as applicable.

(2)  Reference note holder, lender, payee or other obligee/creditor, as applicable.

(3)  Reference the subordinated indebtedness

(4)  Reference administrative agent, trustee, paying agent or other agent/representative of the Senior Indebtedness, as applicable

Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

SECTION 1.03. Subordination to Prior Payment of Senior Indebtedness, Dissolution, Liquidation or Reorganization of Debtor. Upon any distribution of assets of the Debtor upon dissolution, winding up, liquidation or reorganization of the Debtor in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors:

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any Creditor is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness; and

(b) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Debtor of any kind or character, whether they be cash, property or securities, shall be received by the Creditor on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the applicable Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative(s) or to the applicable {Agent(s)}, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

SECTION 1.04. Subrogation. Subject to the prior payment in full in cash of all applicable Senior Indebtedness, each Creditor shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Debtor applicable to such Senior Indebtedness until all amounts owing on the Subordinated Indebtedness shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Debtor or by or on behalf of any Creditor by virtue of this Exhibit that otherwise would have been made to a Creditor shall, as between the Debtor, its creditors other than the holders of such Senior Indebtedness, and the Creditor, be deemed to be payment by such Debtor to or on account of such Senior Indebtedness, it being understood that the provisions of this Exhibit are and are intended solely for the purpose of defining the relative rights of the Creditor, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

SECTION 1.05. Obligation of the Debtor Unconditional. Nothing contained in this Exhibit is intended to or shall impair, as between the Debtor and the Creditor, the obligation of the Debtor, which is absolute and unconditional, to pay to the Creditor the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Creditor and other creditors of the Debtor other than the holders of the Senior Indebtedness, nor, except as specifically provided herein, shall anything herein or therein prevent the Creditor from exercising all remedies otherwise permitted by applicable law upon an event of default under the Subordinated Indebtedness, subject to the rights, if any, under this Exhibit of the holders of Senior Indebtedness in respect of cash, property, or securities of the Debtor received upon the exercise of any such remedy. Upon any distribution of assets of the Debtor, each Creditor shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Creditor, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Debtor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Exhibit.

SECTION 1.06. Subordination Rights Not Impaired by Acts or Omissions of the Debtor or Creditor of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Debtor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Debtor with the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

SECTION 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean (i) the Obligations of the Debtor under the Indenture for the 13% Senior Secured Notes by and among Egalet Corporation, a Delaware corporation, as issuer, and [•], as indenture trustee (the “Trustee”), among others, and any amendment, renewal, extension, restatement, refinancing or refunding (in whole or in part) thereof and (ii) {reference First Priority Lien Obligations and/or senior unsecured Indebtedness, as applicable, to which the Subordinated Indebtedness is intended to be subordinated in right of payment}. As used herein, the term “Obligation” shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

SECTION 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Debtor or any other person is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor or such other persons), the subordination provisions set forth herein shall continue to be effective and be reinstated, as the case may be, all as though such payment had not been made.

EXHIBIT F

FORM OF PORTFOLIO INTEREST CERTIFICATE

                                                           hereby certifies that:

1.                                      It is (one must be checked):

(1)                                 ☐                                    a natural individual person;

(2)                                 ☐                                    treated as a corporation for U.S. federal income tax purposes;

(3)                                 ☐                                    disregarded for U.S. federal income tax purposes (in which case a copy of this certificate is completed and signed by its sole beneficial owner); or

(4)                                 ☐                                    treated as a partnership for U.S. federal income tax purposes (in which case each partner also has completed as to itself and signed a copy of this certificate and an appropriate IRS Form W-8, a copy of each of which is attached, or, if applicable, has completed as to itself and signed an IRS Form W-9, a copy of which is attached).

2.                                      It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.                                      It is not a 10-percent shareholder of Egalet Corporation (the “Issuer”) within the meaning of Section 871(h)(3) of the Code or Section 881(c)(3)(B) of the Code.

4.                                      It is not a controlled foreign corporation that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code.

{Fill in name of holder}

By:
Name:
Title:
Date:

F-1